                                                                      EXHIBIT 3


                                                                [EXECUTION COPY]





                                  $450,000,000


                                CREDIT AGREEMENT


                                   dated as of


                                October 11, 1996



                                      among


                              AEP Industries Inc.,


                  The Eligible Subsidiaries Referred to Herein,


                            The Banks Listed Herein,


                 The Letter of Credit Issuing Banks Named Herein


                                       and


                   Morgan Guaranty Trust Company of New York,
                                    as Agent

                              TABLE OF CONTENTS

                                                                            Page

                                  ARTICLE 1
                                 DEFINITIONS
     SECTION 1.1.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . 1
     SECTION 1.2.  ACCOUNTING TERMS AND DETERMINATIONS . . . . . . . . . . . .14
     SECTION 1.3.  CLASSES AND TYPES OF LOANS. . . . . . . . . . . . . . . . .15

                                  ARTICLE 2
                                 THE CREDITS
     SECTION 2.1.  COMMITMENTS TO LEND . . . . . . . . . . . . . . . . . . . .15
     SECTION 2.2.  METHOD OF BORROWING . . . . . . . . . . . . . . . . . . . .16
     SECTION 2.3.  NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . .17
     SECTION 2.4.  METHOD OF ELECTING INTEREST RATES . . . . . . . . . . . . .18
     SECTION 2.5.  INTEREST RATES. . . . . . . . . . . . . . . . . . . . . . .19
     SECTION 2.6.  FEES. . . . . . . . . . . . . . . . . . . . . . . . . . . .20
     SECTION 2.7.  TERMINATION OR REDUCTION OF COMMITMENTS . . . . . . . . . .21
     SECTION 2.8.  MANDATORY REPAYMENTS, PREPAYMENTS AND COVER . . . . . . . .21
     SECTION 2.9.  OPTIONAL PREPAYMENTS. . . . . . . . . . . . . . . . . . . .23
     SECTION 2.10. GENERAL PROVISIONS AS TO PAYMENTS . . . . . . . . . . . . .23
     SECTION 2.11. FUNDING LOSSES. . . . . . . . . . . . . . . . . . . . . . .24
     SECTION 2.12. COMPUTATION OF INTEREST AND FEES. . . . . . . . . . . . . .24
     SECTION 2.13. LETTERS OF CREDIT . . . . . . . . . . . . . . . . . . . . .24
     SECTION 2.14. REGULATION D COMPENSATION . . . . . . . . . . . . . . . . .28

                                  ARTICLE 3
                                 CONDITIONS
     SECTION 3.1.  CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . .29
     SECTION 3.2.  BORROWINGS AND ISSUANCES OF LETTERS OF CREDIT . . . . . . .30
     SECTION 3.3.  FIRST BORROWING BY OR ISSUANCE OF LETTER OF CREDIT FOR EACH
                   ELIGIBLE SUBSIDIARY . . . . . . . . . . . . . . . . . . . .31

                                  ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES
     SECTION 4.1.  CORPORATE EXISTENCE AND POWER . . . . . . . . . . . . . . .32
     SECTION 4.2.  CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO
                   CONTRAVENTION . . . . . . . . . . . . . . . . . . . . . . .32
     SECTION 4.3.  BINDING EFFECT. . . . . . . . . . . . . . . . . . . . . . .32

--------------------------
*The Table of Contents is not part of this Agreement.

     SECTION 4.4.  FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . .33
     SECTION 4.5.  LITIGATION. . . . . . . . . . . . . . . . . . . . . . . . .33
     SECTION 4.6.  COMPLIANCE WITH ERISA . . . . . . . . . . . . . . . . . . .33
     SECTION 4.7.  ENVIRONMENTAL MATTERS . . . . . . . . . . . . . . . . . . .34
     SECTION 4.8.  TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . .34
     SECTION 4.9.  SUBSIDIARIES. . . . . . . . . . . . . . . . . . . . . . . .34
     SECTION 4.10. REGULATORY RESTRICTIONS ON BORROWING. . . . . . . . . . . .34
     SECTION 4.11. FULL DISCLOSURE . . . . . . . . . . . . . . . . . . . . . .35

                                  ARTICLE 5
                                  COVENANTS
     SECTION 5.1.  INFORMATION . . . . . . . . . . . . . . . . . . . . . . . .35
     SECTION 5.2.  PAYMENT OF OBLIGATIONS. . . . . . . . . . . . . . . . . . .38
     SECTION 5.3.  MAINTENANCE OF PROPERTY; INSURANCE. . . . . . . . . . . . .38
     SECTION 5.4.  CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. . . . . .38
     SECTION 5.5.  COMPLIANCE WITH LAWS. . . . . . . . . . . . . . . . . . . .38
     SECTION 5.6.  INSPECTION OF PROPERTY, BOOKS AND RECORDS . . . . . . . . .39
     SECTION 5.7.  MERGERS AND SALES OF ASSETS . . . . . . . . . . . . . . . .39
     SECTION 5.8.  USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . .40
     SECTION 5.9.  NEGATIVE PLEDGE . . . . . . . . . . . . . . . . . . . . . .40
     SECTION 5.10. DEBT OF SUBSIDIARIES. . . . . . . . . . . . . . . . . . . .41
     SECTION 5.11. CASH FLOW RATIO . . . . . . . . . . . . . . . . . . . . . .41
     SECTION 5.12. FIXED CHARGE COVERAGE RATIO . . . . . . . . . . . . . . . .41
     SECTION 5.13. RESTRICTED PAYMENTS . . . . . . . . . . . . . . . . . . . .42
     SECTION 5.14. INVESTMENTS . . . . . . . . . . . . . . . . . . . . . . . .42
     SECTION 5.15. TRANSACTIONS WITH AFFILIATES. . . . . . . . . . . . . . . .42

                                  ARTICLE 6
                                  DEFAULTS
     SECTION 6.1.  EVENTS OF DEFAULT . . . . . . . . . . . . . . . . . . . . .43
     SECTION 6.2.  NOTICE OF DEFAULT . . . . . . . . . . . . . . . . . . . . .45
     SECTION 6.3.  CASH COVER. . . . . . . . . . . . . . . . . . . . . . . . .45

                                  ARTICLE 7
                                  THE AGENT
     SECTION 7.1.  APPOINTMENT AND AUTHORIZATION . . . . . . . . . . . . . . .46
     SECTION 7.2.  AGENT AND AFFILIATES. . . . . . . . . . . . . . . . . . . .46
     SECTION 7.3.  ACTION BY AGENT . . . . . . . . . . . . . . . . . . . . . .46
     SECTION 7.4.  CONSULTATION WITH EXPERTS . . . . . . . . . . . . . . . . .46
     SECTION 7.5.  LIABILITY OF AGENT. . . . . . . . . . . . . . . . . . . . .46
     SECTION 7.6.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . .47

     SECTION 7.7.  CREDIT DECISION . . . . . . . . . . . . . . . . . . . . . .47
     SECTION 7.8.  SUCCESSOR AGENT . . . . . . . . . . . . . . . . . . . . . .47
     SECTION 7.9.  AGENT'S FEE . . . . . . . . . . . . . . . . . . . . . . . .48

                                  ARTICLE 8
                          CHANGE IN CIRCUMSTANCES
     SECTION 8.1.  BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR. .48
     SECTION 8.2.  ILLEGALITY. . . . . . . . . . . . . . . . . . . . . . . . .49
     SECTION 8.3.  INCREASED COST AND REDUCED RETURN . . . . . . . . . . . . .49
     SECTION 8.4.  TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . .51
     SECTION 8.5.  BASE RATE LOANS SUBSTITUTED FOR AFFECTED EURO-DOLLAR
                   LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . .53
     SECTION 8.6.  SUBSTITUTION OF BANK. . . . . . . . . . . . . . . . . . . .54
     SECTION 8.7.  FOREIGN SUBSIDIARY COSTS. . . . . . . . . . . . . . . . . .54

                                  ARTICLE 9
           REPRESENTATIONS AND WARRANTIES OF ELIGIBLE SUBSIDIARIES
     SECTION 9.1.  CORPORATE EXISTENCE AND POWER . . . . . . . . . . . . . . .55
     SECTION 9.2.  CORPORATE AND GOVERNMENTAL AUTHORIZATION. . . . . . . . . .55
     SECTION 9.3.  BINDING EFFECT. . . . . . . . . . . . . . . . . . . . . . .55
     SECTION 9.4.  TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . .55

                                  ARTICLE 10
                                   GUARANTY
     SECTION 10.1.  THE GUARANTY . . . . . . . . . . . . . . . . . . . . . . .56
     SECTION 10.2.  GUARANTY UNCONDITIONAL . . . . . . . . . . . . . . . . . .56
     SECTION 10.3.  DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN
                    CERTAIN CIRCUMSTANCES. . . . . . . . . . . . . . . . . . .57
     SECTION 10.4.  WAIVER BY THE COMPANY. . . . . . . . . . . . . . . . . . .57
     SECTION 10.5.  SUBROGATION. . . . . . . . . . . . . . . . . . . . . . . .57
     SECTION 10.6.  STAY OF ACCELERATION . . . . . . . . . . . . . . . . . . .57

                                  ARTICLE 11
                                 MISCELLANEOUS
     SECTION 11.1. NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . .58
     SECTION 11.2.  NO WAIVERS . . . . . . . . . . . . . . . . . . . . . . . .58
     SECTION 11.3.  EXPENSES; INDEMNIFICATION. . . . . . . . . . . . . . . . .58
     SECTION 11.4.  SHARING OF SET-OFFS. . . . . . . . . . . . . . . . . . . .59
     SECTION 11.5.  AMENDMENTS AND WAIVERS . . . . . . . . . . . . . . . . . .59
     SECTION 11.6.  SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . .60

     SECTION 11.7.  COLLATERAL . . . . . . . . . . . . . . . . . . . . . . . .62
     SECTION 11.8.  GOVERNING LAW; SUBMISSION TO JURISDICTION. . . . . . . . .62
     SECTION 11.9.  COUNTERPARTS; INTEGRATION; EFFECTIVENESS . . . . . . . . .62
     SECTION 11.10. WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . .62
     SECTION 11.11. CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . .63
     SECTION 11.12. JUDGMENT CURRENCY. . . . . . . . . . . . . . . . . . . . .63


          PRICING SCHEDULE
          SCHEDULE I  - Term Loan Installments
          SCHEDULE II - Debt to be Refinanced
          EXHIBIT A   - Note
          EXHIBIT B   - Opinion of Counsel for the Company
          EXHIBIT C   - Opinion of Special Counsel for the Agent
          EXHIBIT D   - Assignment and Assumption Agreement
          EXHIBIT E   - Election to Participate
          EXHIBIT F   - Election to Terminate
          EXHIBIT G   - Opinion of Counsel for Eligible Subsidiary

   AGREEMENT dated as of October 11, 1996 among AEP INDUSTRIES INC., the ELIGIBLE SUBSIDIARIES referred to herein, the BANKS listed on the signature pages hereof, the LETTER OF CREDIT ISSUING BANKS named herein and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent.

   The parties hereto agree as follows:

                                  ARTICLE 1
                                 DEFINITIONS

   Section 1.1.  DEFINITIONS.   The following terms, as used herein, have the
following meanings:

   "Acceptable Insurer" means an insurance company (i) having an A.M. Best rating of "A" or better and being in a financial size category of XII or larger (as such category is defined on the date hereof) or (ii) otherwise reasonably acceptable to the Required Banks.

   "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Company) duly completed by such Bank.

   "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or
(ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to vote 10% or more of any class of voting securities of a Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

   "Agent" means Morgan Guaranty Trust Company of New York in its capacity as agent for the Banks hereunder, and its successors in such capacity.

   "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Base Rate Loans, its Domestic Lending Office, and (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office.

   "Asset Sale" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) by the Borrower or any of its Subsidiaries of any asset, including without limitation any sale-leaseback transaction, whether or not involving a capital lease, but excluding (i) dispositions of inventory, cash, cash equivalents and other cash management investments and of obsolete, unused or unnecessary equipment, undeveloped real estate and other immaterial assets, in each case in the ordinary course of business, and (ii) dispositions to the Borrower or a Subsidiary of the Borrower.

   "Assignee" has the meaning set forth in Section 11.6(c).

   "Bank" means each bank or other institution listed on the signature pages hereof, each which becomes a Bank pursuant to Section 11.6(c), and their respective successors, and shall include, as the context may require, any Issuing Bank in such capacity.

   "Base Rate" means, for any day, a rate per annum equal to the higher of
(i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

   "Base Rate Loan" means (i) a Loan which bears interest at the Base Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Article 8 or (ii) an overdue amount which was a Base Rate Loan immediately before it became overdue.

   "Benefit Arrangement" means at any time an employee benefit pension plan within the meaning of Section 3(2) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

   "Borrower" means the Company or any Eligible Subsidiary, as the context may require, and their respective successors, and "Borrowers" means all of the foregoing.

   "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower on the same day pursuant to Article 2, all of which Loans are of the same Type (subject to Article 8) and, except in the case of Base Rate Loans, have the same initial Interest Period. A Borrowing is a "Base Rate Borrowing" if such Loans are Base Rate Loans or a "Euro-Dollar Borrowing" if such Loans are Euro-Dollar Loans.

   "Cash Flow Ratio" means, as of the last day of any fiscal quarter of the Company, the ratio of (i) Consolidated Debt at such date to (ii) Consolidated

EBITDA for the four consecutive fiscal quarters of the Company and its Consolidated Subsidiaries ending on such date. For purposes of this definition, Consolidated EBITDA for the fiscal quarter ended April 30, 1996 shall be $18,900,000, Consolidated EBITDA for the fiscal quarter ended July 31, 1996 shall be $23,300,000, and Consolidated EBITDA for the fiscal quarter ended October 31, 1996 shall be $26,500,000.

   "Closing Date" means the date on or after the Effective Date on which the Agent shall have received the documents specified in or pursuant to Section 3.1.

   "Commitment" means, with respect to each Bank, a Term Commitment or a Working Capital Commitment, and "Commitments" means both of the foregoing.

   "Company" means AEP Industries Inc., a Delaware corporation, and its successors.

   "Company's 1995 Form 10-K" means the Company's annual report on Form 10-K for 1995, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

   "Company's Latest Form 10-Q" means the Company's quarterly report on Form 10-Q for the quarter ended July 31, 1996, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

   "Consolidated Capital Expenditures" means, for any period, the additions to property, plant and equipment and other capital expenditures of the Company and its Consolidated Subsidiaries for such period, as the same are or would be set forth in a consolidated statement of cash flows of the Company and its Consolidated Subsidiaries for such period, but excluding any such additions which are attributable to the acquisition of a business (as in the Purchase).

   "Consolidated Debt" means at any date the Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

   "Consolidated EBITDA" means, for any fiscal period, Consolidated Net Income for such period plus, to the extent deducted in determining Consolidated Net Income for such period, the aggregate amount of (i) Consolidated Interest Expense, (ii) depreciation, amortization and other non-cash charges, (iii) income tax expense, and (iv) expenses incurred prior to December 31, 1996 related to the transactions referred to in the first sentence of Section 5.8.

   "Consolidated Interest Expense" means, for any period, the interest expense of the Company and its Consolidated Subsidiaries determined on a consolidated basis for such period (excluding, to the extent reflected therein, fees paid on or before the Closing Date in connection with this Agreement), MINUS the portion thereof which is not paid or due and payable in cash during such period.

   "Consolidated Net Income" means, for any fiscal period, the net income of the Company and its Consolidated Subsidiaries, determined on a consolidated basis for such period, exclusive of the effect of any extraordinary or other non-recurring gain or loss.

   "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Company in its consolidated financial statements if such statements were prepared as of such date.

   "Continuing Director" means at any date a member of the Company's board of directors who was (i) a member of such board twelve months prior to such date or (ii) nominated for election to such board by the Continuing Directors then in office (whether as a result of designation as a replacement director pursuant to Section 4.1 of the Governance Agreement between Borden, Inc. and the Company dated as of June 20, 1996 or otherwise).

   "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued expenses arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations (and, for purposes of Section 5.9 and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, and (vii) all Debt of others Guaranteed by such Person.

   "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

   "Derivatives Obligations" of any Person means all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

   "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

   "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Agent.

   "Effective Date" means the date this Agreement becomes effective in accordance with Section 11.9.

   "Election to Participate" means an Election to Participate substantially in the form of Exhibit E hereto.

   "Election to Terminate" means an Election to Terminate substantially in the form of Exhibit F hereto.

   "Eligible Subsidiary" means any wholly-owned Consolidated Subsidiary as to which an Election to Participate shall have been delivered to the Agent and as to which an Election to Terminate shall not have been delivered to the Agent. Each such Election to Participate and Election to Terminate shall be duly executed on behalf of such wholly-owned Consolidated Subsidiary and the Company in such number of copies as the Agent may request. The delivery of an Election to Terminate shall not affect any obligation of an Eligible Subsidiary theretofore incurred. The Agent shall promptly give notice to the Banks of the receipt of any Election to Participate or Election to Terminate.

   "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

   "ERISA Group" means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414(b) or (c) of the Internal Revenue Code or, solely for purposes of Section 302 of ERISA and
Section 412 of the Internal Revenue Code, are treated as a single employer under Section 414 of the Internal Revenue Code.

   "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

   "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Company and the Agent.

   "Euro-Dollar Loan" means (i) a Loan which bears interest at a Euro-Dollar Rate pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or (ii) an overdue amount which was a Euro-Dollar Loan immediately before it became overdue.

   "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

   "Euro-Dollar Rate" means a rate of interest determined pursuant to Section 2.5(b) on the basis of a London Interbank Offered Rate.

   "Event of Default" has the meaning set forth in Section 6.1.

   "Excluded Sales" means (A) the disposition of Borden Chimie S.A. on the Closing Date and (B) to the extent the aggregate Net Cash Proceeds of (x) and
(y) do not exceed $75,000,000, (x) all other Permitted Dispositions and (y) dispositions of other assets, the aggregate fair market value of which dispositions under (y) does not exceed $50,000,000, if the Net Cash Proceeds thereof are reinvested in the business of the Company and its Subsidiaries within one year of receipt.

   "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, PROVIDED that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Morgan Guaranty Trust Company of New York on such day on such transactions as determined by the Agent.

   "Fixed Charge Coverage Ratio" means, as of the last day of any fiscal quarter of the Company, the ratio of (i) Consolidated EBITDA for the four consecutive fiscal quarters of the Company and its Consolidated Subsidiaries ending on such date MINUS Consolidated Capital Expenditures for such period to (ii) Consolidated Interest Expense for such period.

   "Group of Loans" means at any time a group of Loans of the same Class and Borrower consisting of (i) all Loans which are Base Rate Loans at such time or (ii) all Euro-Dollar Loans having the same Interest Period at such time, provided that, if a Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Article 8, such Loan shall be included in the same Group or Groups of Loans from time to time as it would have been in if it had not been so converted or made.

   "Guarantee" by any Person (a "Guarantor") means any obligation, contingent or otherwise, of such Guarantor directly or indirectly guaranteeing any Debt (or, solely for purposes of the definition of "Investment", other obligation) of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Guarantor (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), PROVIDED that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

   "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

   "Indemnitee" has the meaning set forth in Section 11.3(b).

   "Information Memorandum" means the confidential descriptive memorandum dated July 1996 furnished to the Banks in connection with the transactions contemplated hereby.

   "Interest Period" means, with respect to each Euro-Dollar Loan, the period commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending one, two, three or six months (or, if corresponding funding is available to each Bank, nine or twelve months) thereafter, as the Borrower may elect in the applicable notice; PROVIDED that:

      (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

      (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

      (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

   "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

   "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan (excluding (i) commission, travel and similar advances to officers and employees made in the ordinary course of business and (ii) trade credit extended on customary terms in the ordinary course of business), Guarantee, time deposit or otherwise (but not including any demand deposit). The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property at the time of such transfer or exchange.

   "Issuing Bank" means Morgan Guaranty Trust Company of New York and any other Bank that may agree to issue letters of credit hereunder, in each case as issuer of a letter of credit hereunder.

   "Letter of Credit" means a letter of credit to be issued hereunder by an Issuing Bank.

   "Letter of Credit Commitment" means the lesser of (x) $30,000,000 and (y) the aggregate Working Capital Commitments.

   "Letter of Credit Liabilities" means, for any Bank and at any time, the sum of (x) such Bank's ratable participation in the aggregate amounts then owing to all Issuing Banks to reimburse them in respect of amounts drawn under Letters of Credit and (y) such Bank's ratable participation in the aggregate amount then available for drawing under all Letters of Credit.

   "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Company or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

   "Loan" means a Base Rate Loan or a Euro-Dollar Loan and "Loans" means Base Rate Loans, Euro-Dollar Loans or both.

   "London Interbank Offered Rate" has the meaning set forth in Section
2.5(b).

   "Material Adverse Effect" means any material adverse effect upon the condition (financial or otherwise), results of operations, properties, assets or business of the Company and its Subsidiaries, taken as a whole.

   "Material Debt" means Debt (other than the Notes) of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $15,000,000.

   "Material Financial Obligations" means a principal or face amount of Debt (other than the Notes) and/or payment or collateralization obligations in respect of Derivatives Obligations of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, exceeding in the aggregate $15,000,000.

   "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $15,000,000.

   "Material Subsidiary" means at any time any Subsidiary, except Subsidiaries which at such time have been designated by the Company (by notice to the Agent, which may be amended from time to time) as nonmaterial and which, if aggregated and considered as a single Subsidiary, would not meet the definition of a "significant subsidiary" contained as of the date hereof in Regulation S-X of the Securities and Exchange Commission.

   "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the immediately preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five-year period.

   "Net Cash Proceeds" means, with respect to any Reduction Event, an amount equal to the cash proceeds received by the Company or any of its Subsidiaries from or in respect of such Reduction Event (including any cash proceeds, received as income or other proceeds, of any noncash proceeds of any Asset
Sale), less (x) any fees, commissions, expenses and similar costs reasonably incurred by such Person in respect of such Reduction Event and (y) if such Reduction Event is an Asset Sale, (I) the amount of any Debt secured by a Lien on any asset disposed of in such Asset Sale and discharged from the proceeds thereof, (II) any taxes actually paid or to be payable by such Person (as estimated by a senior financial or accounting officer of the Company, giving effect to the overall tax position of the Company) in respect of such Asset Sale and (III) the amount of any reasonable reserve established in accordance with generally accepted accounting principles against any liabilities retained by such Person (other than taxes deducted pursuant to clause (II) above) associated with the assets disposed of in such Asset Sale; PROVIDED that the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of a retained liability) shall constitute Net Cash Proceeds of a Reduction Event deemed to have occurred on the date of such reduction.

    "Notes" means promissory notes of a Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of such Borrower to repay the Loans made to it, and "Note" means any one of such promissory notes issued hereunder.

    "Notice of Borrowing" has the meaning set forth in Section 2.2.

    "Notice of Issuance" has the meaning set forth in Section 2.13(b).

    "Notice of Interest Rate Election" has the meaning set forth in Section
2.4.

    "Parent" means, with respect to any Bank, any Person controlling such Bank.

    "Participant" has the meaning set forth in Section 11.6(b).

    "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

    "Permitted Disposition" means the disposition of Borden Chimie S.A.; the rigid plastic packaging materials business; and the Asia-Pacific businesses, which are comprised of Borden (NZ) Limited, Hitachi-Borden Chemical Products Inc. and assets transferred to the Company by Borden Australia (Pty.) Limited.

    "Permitted Liens" means, with respect to any Person:

         (a) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on its books;

         (b) Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books;

         (c) Liens (other than Liens arising under ERISA or Section 412(n) of the Code) incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

         (d) judgment Liens in existence less than 30 days after the entry thereof or with respect to which execution has been stayed; PROVIDED that no such judgment with respect to which execution has been stayed is for the payment of money in excess of $50,000,000;

         (e) Liens consisting of ground leases of real property on which facilities owned or leased by such Person are located;

         (f) Liens consisting of easements, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances; and

         (g) Liens of a lessor or lessee arising from any interest or title of such lessor or lessee under any operating lease or sublease to which such Person is a party.

    "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

    "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the immediately preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

    "Pricing Schedule" means the Schedule attached hereto identified as such.

    "Prime Rate" means the rate of interest publicly announced by Morgan Guaranty Trust Company of New York in New York City from time to time as its Prime Rate.

    "Purchase" means the "Stock and Asset Purchase" (as defined in the Purchase Agreement).

    "Purchase Agreement" means the Purchase Agreement, dated as of June 20, 1996, between Borden, Inc. and the Company, as amended by Amendment No. 1 dated as of October 11, 1996, between Borden, Inc. and the Company.

    "Purchase Price" has the meaning set forth in the Purchase Agreement.

    "Quarterly Dates" means each March 31, June 30, September 30 and December
31.

    "Reduction Event" means (i) any Asset Sale other than Excluded Sales or
(ii) the incurrence of any Funded Debt by the Company or any of its Subsidiaries. For purposes of this definition of "Reduction Event", "Funded Debt" means obligations for borrowed money (other than the Loans) with a final maturity date at least one year from the date of incurrence thereof, or with a final maturity date which is extendable, renewable or refundable, solely at the option of the Company or any of its Subsidiaries, to a date at least one year from the date of incurrence thereof, to the extent that the aggregate principal amount thereof exceeds $5,000,000 at any one time outstanding. The description of any transaction as falling within or without the definition of "Reduction Event" does not affect any limitation on such transaction imposed by Article 5 of this Agreement.

    "Reference Banks" means the respective LIBOR offices of The Bank of Nova Scotia, The Chase Manhattan Bank and Morgan Guaranty Trust Company of New York, and "Reference Bank" means any one of such Reference Banks.

    "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

    "Required Banks" means at any time Banks (i) having at least 51% of the aggregate amount of the Commitments or (ii) if the Term Commitments shall have been terminated, having at least 51% of the sum of the aggregate unpaid principal amount of the Term Loans and the aggregate amount of the Working Capital Commitments, or (iii) if all of the Commitments shall have been terminated, having at least 51% of the sum of the aggregate unpaid principal amount of the Loans and Letter of Credit Liabilities.

    "Restricted Payment" means (i) any dividend or other distribution on any shares of the Company's capital stock (except dividends payable solely in shares of its capital stock) or (ii) any payment on account of the purchase, redemption, retirement or acquisition of (a) any shares of the Company's capital stock or (b) any option, warrant or other right to acquire shares of the Company's capital stock (but not including payments of principal, premium (if any) or interest made pursuant to the terms of convertible debt securities prior to conversion).

    "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person; unless otherwise specified, "Subsidiary" means a Subsidiary of the Company.

    "Term Commitment" means, as to any Bank, the amount set forth opposite the name of such Bank on the signature pages hereof as its Term Commitment, as such amount may be reduced from time to time pursuant to Section 2.7.

    "Term Loan" means a Loan made pursuant to Section 2.1(a).

    "Termination Date" means October 11, 2002, or, if such day is not a Euro-Dollar Business Day, the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the Termination Date shall be the next preceding Euro-Dollar Business Day.

    "Trigger Date" means the first date on which the Agent receives a certificate required to have been delivered pursuant to Section 5.1(c)(i) which shows a Cash Flow Ratio which is equal to or less than 2.5:1.

    "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all accrued benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

    "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

    "Working Capital Commitment" means, as to any Bank, the amount set forth opposite the name of such Bank on the signature pages hereof as its Working Capital Commitment, as such amount may be reduced from time to time pursuant to Section 2.7.

    "Working Capital Loan" means a Loan made pursuant to Section 2.1(b).

    SECTION 1.2 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks; PROVIDED that, if the Company notifies the Agent that the Company wishes to amend any covenant in Article 5 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Company that the Required Banks wish to amend Article 5 for such purpose), then the Company's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.

    SECTION 1.3 CLASSES AND TYPES OF LOANS. Loans hereunder are distinguished by "Class" and by "Type". The "Class" of a Loan (or of a Commitment to make such a Loan or of a Borrowing comprised of such Loans) refers to the determination whether such Loan is a Term Loan or a Working Capital Loan, each of which constitutes a Class. The "Type" of a Loan refers to the determination whether such Loan is a Base Rate Loan or a Euro-Dollar Loan. A Loan may be identified by both Class and Type (E.G., a "Working Capital Euro-Dollar Loan" indicates that such Loan is both a Working Capital Loan and a Euro-Dollar Loan).

                                   ARTICLE 2
                                  THE CREDITS

    SECTION 2.1 COMMITMENTS TO LEND. (a) Subject to the terms and conditions set forth in this Agreement, each Bank severally agrees to make a single loan to the Company on the date designated by the Company pursuant to Section 2.2 in the principal amount of such Bank's Term Commitment. The Term Commitments are not revolving in nature, and amounts repaid or prepaid may not be reborrowed.

    (b) Subject to the terms and conditions set forth in this Agreement, each Bank severally agrees to make loans to the Borrowers from time to time during the period from and including the Effective Date to but not including the Termination Date in amounts such that the aggregate principal amount of Working Capital Loans by such Bank at any one time outstanding plus its Letter of Credit Liabilities shall not exceed the amount of its Working Capital Commitment. Within the limits specified in this Agreement, the Borrowers may borrow under this Section 2.1(b), repay Working Capital Loans and reborrow under this Section 2.1(b).

    (c) Each Borrowing under this Section shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount of the unused Commitments of the relevant Class) and shall be made from the several Banks ratably in proportion to their respective Commitments of the relevant Class.

    SECTION 2.2 METHOD OF BORROWING. (a) The relevant Borrower shall give the Agent notice (a "Notice of Borrowing") not later than 11:00 A.M. (New York City time) on (x) the date of each Base Rate Borrowing and (y) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

         (i) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing;

        (ii)  the aggregate amount of such Borrowing;

       (iii) the Class and Type of the Loans comprising such Borrowing; and

        (iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

    In no event shall the total number of Groups of Loans at any one time outstanding exceed fifteen.

    (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

    (c) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank participating therein shall make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 11.1. Unless the Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

    (d) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsection (c) of this Section and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Rate and the interest rate applicable thereto pursuant to Section 2.5, and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement. In no event shall any payment by the Agent, or repayment by the Borrower, of any amount pursuant to this subsection (d) relieve the Bank that failed to make available its share of the related Borrowing of its obligations hereunder.

    (e) The provisions of subsection (a) above notwithstanding, if the relevant Borrower shall not have given a Notice of Borrowing by 11:00 A.M. (New York City time) on any Disbursement Date (as defined in Section 2.13(c)), then, unless the Borrower notifies the Agent before such time that it elects not to borrow on such date, the Agent shall be deemed to have received a Notice of Borrowing specifying that (i) the date of the proposed Borrowing shall be such Disbursement Date, (ii) the aggregate amount of the proposed Borrowing shall be the aggregate amount of the reimbursement obligations due and payable on such Disbursement Date, and (iii) the Loans comprising the proposed Borrowing are to be Base Rate Loans.

    SECTION 2.3 NOTES  (a)   The Loans of each Bank to each Borrower shall be
evidenced by a single Note of such Borrower payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans to such Borrower.

    (b) Each Bank may, by notice to a Borrower and the Agent, request that its Loans of a particular Class or Type be evidenced by a separate Note of such

Borrower in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant Class or Type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

    (c) Upon receipt of each Bank's Note pursuant to Section 3.1(a), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, Class and Type of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Bank so elects in connection with any transfer or enforcement of its Note of any Borrower, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan to such Borrower then outstanding; PROVIDED that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of any Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by each Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required.

    SECTION 2.4 METHOD OF ELECTING INTEREST RATES. (a) The Loans included in each Borrowing shall bear interest initially at the type of rate specified by the relevant Borrower in the applicable Notice of Borrowing. Thereafter, the relevant Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article 8), as follows:

         (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Euro-Dollar Loans as of any Euro-Dollar Business Day; and

        (ii) if such Loans are Euro-Dollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Euro-Dollar Loans for an additional Interest Period, subject to Section 2.11 in the case of any such conversion or continuation effective on any day other than the last day of the then current Interest Period applicable to such Loans.

    Each such election shall be made by delivering a notice (a "Notice of Interest Rate Election") to the Agent not later than 10:00 A.M. (New York City time) on the third Euro-Dollar Business Day before the conversion or continuation selected in such notice is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; PROVIDED that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each $5,000,000 or any larger multiple of $1,000,000. If no such notice is timely received prior to the end of an Interest Period, the Borrower shall be deemed to have elected that all Loans having such Interest Period be converted to Base Rate Loans as of the end of such Interest Period.

    (b)  Each Notice of Interest Rate Election shall specify:

         (i) the Group of Loans (or portion thereof) to which such notice applies;

        (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with the applicable clause of subsection (a) above;

       (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if the Loans being converted are to be Euro-Dollar Loans, the duration of the next succeeding Interest Period applicable thereto; and

        (iv) if such Loans are to be continued as Euro-Dollar Loans for an additional Interest Period, the duration of such additional Interest Period.

    Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period.

    (c) Upon receipt of a Notice of Interest Rate Election from a Borrower pursuant to subsection (a) above, the Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable.

    (d) An election by a Borrower to change or continue the rate of interest applicable to any Group of Loans pursuant to this Section shall not constitute a "Borrowing" subject to the provisions of Section 3.2.

    SECTION 2.5 INTEREST RATES. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable quarterly in arrears on each Quarterly Date and, with respect to the principal amount of any Base Rate Loan converted to a Euro-Dollar Loan, on each date a Base Rate Loan is so converted. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

    (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

    The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

    (c) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day from the due date until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin for such day plus the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than three months as the Agent may select) deposits in dollars in an amount approximately equal to such overdue payment due to each of the Reference Banks are offered to such Reference Bank in the London interbank market for the applicable period determined as provided above (or, if the circumstances described in clause (a) or (b) of Section 8.1 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day) and (ii) the sum of 2% plus the Euro-Dollar Margin for such day plus the London Interbank Offered Rate applicable to such Loan at the date such payment was due.

    (d) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

    (e) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.1 shall apply.

     SECTION 2.6 FEES (a) The Company shall pay to the Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue (i) from and including the Effective Date to but excluding the date of termination of the Term Commitments in their entirety, on the daily aggregate amount of the Commitments (whether used or unused), (ii) from and including such date of termination of the Term Commitments to but excluding the date of termination of the Working Capital Commitments in their entirety, on the sum of the daily aggregate outstanding principal amount of the Term Loans and the daily aggregate amount of the Working Capital Commitments (whether used or unused), and (iii) from and including such date of termination of the Working Capital Commitments to but excluding the date the Loans and the Letter of Credit Liabilities shall be repaid in their entirety, on the sum of the daily aggregate outstanding principal amount of the Loans and the daily aggregate amount of Letter of Credit Liabilities.

     (b) The Company shall pay to the Agent (i) ratably for the account of the Banks having Working Capital Commitments a letter of credit fee accruing daily on the aggregate amount then available for drawing under all Letters of Credit at a rate per annum determined in accordance with the Pricing Schedule and (ii) for the account of each Issuing Bank a letter of credit fronting fee accruing daily on the aggregate amount then available for drawing under all Letters of Credit issued by such Issuing Bank at a rate per annum equal to .25%.

     (c) Accrued fees under this Section shall be payable quarterly in arrears on each Quarterly Date and on the date of termination of the Working Capital Commitments in their entirety (and, if later, the date the Loans and the aggregate amount of Letter of Credit Liabilities shall be repaid in their entirety).

     SECTION 2.7 TERMINATION OR REDUCTION OF COMMITMENTS (a) MANDATORY. The Term Commitments shall terminate on the Closing Date. The Working Capital Commitments shall terminate on the Termination Date. In addition, the Working Capital Commitments shall be reduced automatically in the amount and on the date of each prepayment applied to the Working Capital Loans (or to provide cover for Letter of Credit Liabilities) pursuant to Section 2.8.

      (b) OPTIONAL. The Company may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Working Capital Commitments at any time, if no Loans or Letter of Credit Liabilities are outstanding at such time, or (ii) ratably reduce from time to time by an aggregate amount of $5,000,000 or a larger multiple of $1,000,000, the aggregate amount of the Working Capital Commitments in excess of the sum of the aggregate outstanding principal amount of the Working Capital Loans and the aggregate amount of Letter of Credit Liabilities.

     2.8 MANDATORY REPAYMENTS, PREPAYMENTS AND COVER   (a)  REPAYMENTS.
  The Term Loans shall be due and payable (together with accrued interest thereon) in installments in the respective aggregate principal amounts and on the dates set forth in Schedule I hereto. Any Working Capital Loans then outstanding (together with accrued interest thereon) shall be due and payable on the Termination Date.

      (b) PREPAYMENTS AND COVER. (i) In addition, if the Company or any of its Subsidiaries shall at any time, or from time to time, after the date hereof and prior to the Trigger Date, receive any Net Cash Proceeds of any Reduction Event, the Loans shall be prepaid in an amount equal to such Net Cash Proceeds.

      (ii) The prepayments required by clause (i) of this subsection shall be due and payable within two Euro-Dollar Business Days of receipt thereof by the Company or any of its Subsidiaries, as the case may be, of such Net Cash Proceeds; PROVIDED that if the Net Cash Proceeds in respect of any Reduction Event are less than $5,000,000, such prepayment shall be due and payable within two Euro-Dollar Business Days of receipt of proceeds such that, together with all other such amounts not previously applied, the amount of such Net Cash Proceeds is equal to at least $5,000,000; and PROVIDED FURTHER that if any such prepayment pursuant to clause (i) of this subsection would otherwise require prepayment of Euro-Dollar Loans or portions thereof prior to the last day of the then current Interest Period, such prepayment shall, unless the Agent otherwise notifies the Company upon the instructions of the Required Banks, be deferred to such last day of the related Interest Period. The Company shall give the Agent at least two Euro-Dollar Business Days' notice of each prepayment pursuant to this subsection.

     (iii) The prepayments required by clause (i) of this subsection shall be applied, FIRST, to the Term Loans, ratably to future installments thereof, and SECOND to the Working Capital Loans or Letter of Credit Liabilities in accordance with this paragraph. If a prepayment is to be applied to the Working Capital Loans or Letter of Credit Liabilities, it shall, until the relevant Working Capital Loans have been paid in full, first be applied to prepay the principal of such Working Capital Loans and then, following such payment in full, to provide cover for the relevant Letter of Credit Liabilities. Cover for Letter of Credit Liabilities shall be effected by paying to the Agent immediately available funds to be held as collateral pursuant to arrangements satisfactory to the Agent after consultation with the Company, in an amount equal to the required prepayment, which amount shall be retained by the Agent until such time as the Letters of Credit shall have been terminated and all of the Letter of Credit Liabilities paid in full; PROVIDED that if the Working Capital Commitments shall have been terminated, all other amounts payable hereunder shall have been paid in full and no Default shall have occurred and be continuing, but one or more Letters of Credit remain outstanding, the Agent shall from time to time upon the request of the Company return to the Company such portion of such amount as the Agent in its sole discretion determines is no longer needed to provide cover for Letter of Credit Liabilities and related fees and expenses payable under this Agreement.

     2.9 OPTIONAL PREPAYMENTS (a) Subject in the case of any Euro-Dollar Borrowing to Section 2.11, a Borrower may, upon at least one Domestic Business Day's notice to the Agent, prepay any Group of Base Rate Loans, or upon at least three Euro-Dollar Business Days' notice to the Agent, prepay any Group of Euro-Dollar Loans, in each case in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group, and if applied to prepay Term Loans shall be allocated to reduce future installments thereof as the Borrower shall direct.

     (b) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable.

     2.10 GENERAL PROVISIONS AS TO PAYMENTS (a) The Borrowers shall make each payment of principal of, and interest on, the Loans and of Letter of Credit Liabilities and interest thereon and of fees hereunder (other than fees payable directly to the Issuing Banks), not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in
Section 11.1. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or of Letter of Credit Liabilities or interest thereon or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Dollar Loans shall be due on a day which is not a

Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (b) Unless the Agent shall have received notice from a Borrower prior to the date on which any payment is due from such Borrower to the Banks hereunder that such Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

     2.11 FUNDING LOSSES. If a Borrower makes any payment of principal with respect to any Euro-Dollar Loan or any Euro-Dollar Loan is converted (pursuant to Article 2, 6 or 8 or otherwise) on any day other than the last day of an Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.5(c), or if the Borrower fails to borrow, prepay, convert or continue any Euro-Dollar Loans after notice has been given to any Bank in accordance with Section 2.2(b), 2.4(c) or 2.9(b), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or conversion or failure to borrow, prepay, convert or continue, PROVIDED that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error. Any such certificate shall contain a statement as to the basis for such amount, PROVIDED that such Bank shall not be required to disclose any information it considers, in its sole discretion, to be confidential.


     2.12 COMPUTATION OF INTEREST AND FEES. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).


     2.13 LETTERS OF CREDIT. (a) Subject to the terms and conditions hereof, each Issuing Bank agrees to issue letters of credit hereunder from time to time before the tenth day before the Termination Date upon the request of a Borrower (the "Letters of Credit"); PROVIDED that, immediately after each Letter of Credit is issued, (i) the aggregate amount of the Letter of Credit Liabilities shall not exceed the Letter of Credit Commitment and (ii) the aggregate amount of the Letter of Credit Liabilities plus the aggregate outstanding amount of all Working Capital Loans shall not exceed the aggregate amount of the Working Capital Commitments. Upon the date of issuance by an Issuing Bank of a Letter of Credit, the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Bank with a Working Capital Commitment, and each such Bank shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation in such Letter of Credit and the related Letter of Credit Liabilities in the proportion its Working Capital Commitment bears to the aggregate Working Capital Commitments.

     (b)  The Borrower shall give the Issuing Bank notice at least five
Domestic Business Days prior to the requested date of issuance of a Letter of Credit specifying the date such Letter of Credit is to be issued, and describing the terms of such Letter of Credit and the nature of the transactions to be supported thereby (such notice, including any such notice given in connection with the extension of a Letter of Credit, a "Notice of Issuance"). Upon receipt of a Notice of Issuance, the Issuing Bank shall promptly notify the Agent, and the Agent shall promptly notify each Bank of the contents thereof and of the amount of such Bank's participation (if any) in such Letter of Credit. The issuance by the Issuing Bank of any Letter of Credit shall, in addition to the conditions precedent set forth in Article III, be subject to the conditions precedent that such Letter of Credit shall be in such form and contain such terms as shall be satisfactory to the Issuing Bank and that the Borrower shall have executed and delivered such other instruments and agreements relating to such Letter of Credit as the Issuing Bank shall have reasonably requested. The Borrower shall also pay to the Issuing Bank for its own account issuance, drawing, amendment and extension charges in the amounts and at the times as agreed between the Borrower and the Issuing Bank. The extension or renewal of any Letter of Credit shall be deemed to be an issuance of such Letter of Credit, and if any Letter of Credit contains a provision pursuant to which it is deemed to be extended unless notice of termination is given by the Issuing Bank, the Issuing Bank shall timely give such notice of termination unless it has theretofore timely received a Notice of Issuance and the other conditions to issuance of a Letter of Credit have also theretofore been met with respect to such extension. No Letter of Credit shall have a term of more than one year; PROVIDED that (i) a Letter of Credit may contain a provision pursuant to which it is deemed to be extended on an annual basis unless notice of termination is given by the Issuing Bank and (ii) no Letter of Credit shall have a term extending or be so extendible beyond the Termination Date.

     (c) Upon receipt from the beneficiary of any Letter of Credit of any notice of a demand or drawing under such Letter of Credit, the Issuing Bank shall notify the Agent and the Agent shall promptly notify the Borrower and each participating Bank as to the amount to be paid as a result of such demand or drawing (a "Disbursement") and the payment date (the "Disbursement Date").
The Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse the Issuing Bank for any Disbursement, without presentment, demand, protest or other formalities of any kind. All such amounts paid by the Issuing Bank and remaining unpaid by the Borrower after the Disbursement Date shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day. In addition, each participating Bank will pay to the Agent, for the account of the Issuing Bank, immediately upon the Issuing Bank's demand
(a copy of which shall be delivered to the Agent) at any time during the period commencing on the applicable Disbursement Date until reimbursement therefor in full by the Borrower, an amount equal to such Bank's ratable share of such Disbursement (in proportion to its participation therein), together with interest on such amount for each day from the date of the Issuing Bank's demand for such payment (or, if such demand is made after 12:00 Noon (New York City time) on such date, from the next succeeding
Domestic Business Day) to the date of payment by such Bank of such amount at a rate of interest per annum equal to the rate applicable to Base Rate Loans for such period. The Issuing Bank will pay to the Agent for the account of each participating Bank ratably all amounts received from the Borrower for application in payment of its reimbursement obligations in respect of any Letter of Credit, but only to the extent such Bank has made payment to the Agent for the account of the Issuing Bank in respect of such Letter of Credit pursuant hereto.

     (d)  The obligations of the Borrower and each participating
Bank under subsection (c) above shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including without limitation the following circumstances:

         (i) any lack of validity or enforceability of this Agreement or any Letter of Credit or any document related hereto or thereto;

         (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of this Agreement or any Letter of Credit or any document related hereto or thereto;

         (iii) the use which may be made of any Letter of Credit by, or any acts or omission of, a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting);

         (iv) the existence of any claim, set-off, defense or other rights that the Borrower may have at any time against a beneficiary of a Letter of Credit (or any Person for whom the beneficiary may be acting), the Banks (including the Issuing Bank) or any other Person, whether in connection with this Agreement or the Letter of Credit or any document related hereto or thereto or any unrelated transaction;

         (v) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

         (vi) payment under a Letter of Credit against presentation to the Issuing Bank of a draft or certificate that does not comply with the terms of the Letter of Credit, PROVIDED that the Issuing Bank's determination that documents presented under the Letter of Credit comply with the terms thereof shall not have constituted gross negligence or willful misconduct of the Issuing Bank; or

         (vii) any other act or omission to act or delay of any kind by any Bank (including the Issuing Bank), the Agent or any other Person or any other event or circumstance whatsoever that might, but for the provisions of this subsection (vii), constitute a legal or equitable discharge of the Borrower's or the Bank's obligations hereunder.

     (i) Each Borrower hereby indemnifies and holds harmless each Bank (including each Issuing Bank) and the Agent from and against any and all claims, damages, losses, liabilities, costs or expenses which such Bank or the Agent may incur (including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the Issuing Bank may incur by reason of or in connection with the failure of any other Bank to fulfill or comply with its obligations to such Issuing Bank hereunder (but nothing herein contained shall affect any rights such Borrower may have against such defaulting
Bank)), and none of the Banks (including an Issuing Bank) nor the Agent nor any of their officers or directors or employees or agents shall be liable or responsible, by reason of or in connection with the execution and delivery or transfer of or payment or failure to pay under any Letter of Credit, including without limitation any of the circumstances enumerated in subsection (d) above, as well as (i) any error, omission, interruption or delay in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, (ii) any error in interpretation of technical terms, (iii) any loss or delay in the transmission of any document required in order to make a drawing under a Letter of Credit, (iv) any consequences arising from causes beyond the control of the Issuing Bank, including without limitation any government acts, or any other circumstances whatsoever in making or failing to make payment under such Letter of Credit; PROVIDED that such Borrower shall not be required to indemnify the Issuing Bank for any claims, damages, losses, liabilities, costs or expenses, and such Borrower shall have a claim for direct (but not consequential) damage suffered by it, to the extent found by a court of competent jurisdiction to have been caused by (x) the willful misconduct or gross negligence of the Issuing Bank in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (y) the Issuing Bank's failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of the Letter of Credit. Nothing in this subsection (e) is intended to limit the obligations of the Borrower under any other provision of this Agreement. To the extent the Borrower does not indemnify an Issuing Bank as required by this subsection, the Banks agree to do so ratably in accordance with their Working Capital Commitments.

     2.14 REGULATION D COMPENSATION. For so long as any Bank maintains reserves against "Eurocurrency liabilities" (or any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of such Bank to United States residents), then such Bank may require each Borrower to pay, contemporaneously with each payment of interest on such Borrower's Euro-Dollar Loans, additional interest on the related Euro-Dollar Loan of such Bank at a rate per annum (the "Regulation D Rate") determined pursuant to the following formula:

            RDR   =    [  LIBOR  ]
                       [ --------]  -  LIBOR
                       [ 1 - ERR ]

            RDR   =   Regulation D Rate
          LIBOR   =   The applicable London Interbank
                        Offered Rate
            ERR   =   Eurocurrency Reserve Ratio

     "Eurocurrency Reserve Ratio" means the applicable reserve ratio prescribed by Regulation D of the Board of Governors of the Federal Reserve System (as such Regulation shall have been amended to the first day of the related Interest Period) for such reserve requirements (expressed as a decimal).


     Notwithstanding anything contained herein to the contrary, the Regulation D Rate shall be adjusted automatically on and as of the effective date of any change in such reserve ratio.

     Any Bank wishing to require payment of such additional interest:

         (i) shall so notify the Company, in which case such additional interest on the Euro-Dollar Loans of such Bank shall be payable on any date interest is payable with respect to each Euro-Dollar Loan commencing after the giving of such notice, and

         (ii) shall notify each Borrower from time to time of the amount due it under this Section;

PROVIDED that no Borrower shall be required to make any payment of an amount due hereunder earlier than the third Euro-Dollar Business Day after receipt of the notice referred to in clause (ii) of this Section.


                                    ARTICLE 3
                                   CONDITIONS

     SECTION 3.1 CLOSING. The closing hereunder shall occur upon satisfaction of the following conditions, with each document referred to in this Section dated the Closing Date unless otherwise indicated:

     (a) receipt by the Agent of a duly executed Note of each Borrower for the account of each Bank dated on or before the Closing Date complying with the provisions of Section 2.3;

     (b) receipt by the Agent of an opinion of Bachner, Tally, Polevoy & Misher LLP, counsel for the Company (which is hereby requested by the Company to deliver such opinion), substantially in the form of Exhibit B hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

     (c) receipt by the Agent of an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

     (d) receipt by the Agent of evidence satisfactory to it that (1) all conditions precedent to the Purchase have been satisfied or waived with the consent of the Required Banks (which shall not be unreasonably withheld or delayed), (2) immediately after giving effect to the first Borrowing hereunder, the Purchase shall have been consummated in accordance with the material terms of the Purchase Agreement previously furnished to the Banks, and (3) arrangements have been made to pay in full (x) the entire principal amount of all Debt identified on Schedule II, together with accrued interest thereon and all other amounts due with respect thereto (and to discharge any Liens securing such Debt and terminate any Commitments under the documents evidencing such
Debt), and (y) the Purchase Price, the cash portion of which does not exceed $292,000,000;

     (e) receipt by the Agent of each opinion or certificate (if any) required to be delivered by a party thereto pursuant to the Purchase Agreement with a letter from each Person delivering such opinion or certificate authorizing reliance thereon by the Agent and the Banks, such reliance letter to be in form and substance reasonably satisfactory to the Agent;

     (f) payment in full of all fees and other amounts payable for the account of the Banks or the Agent in the amounts previously agreed upon to be payable on or before the Closing Date;

     (g) the Required Banks shall not have notified the Agent that, in their judgment, there is, pending or threatened, any action, suit or other proceeding (1) with respect to which there is a reasonable likelihood of a decision which could reasonably be expected to have a Material Adverse Effect or (2) which in any manner draws into question the validity or enforceability of this Agreement or the Notes; and

     (h) receipt by the Agent of all documents the Agent may reasonably request relating to the existence of the Company and the other Borrowers, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all inform and substance satisfactory to the Agent.

     The Agent shall promptly notify the Company and the Banks of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

     SECTION 3.2. BORROWINGS AND ISSUANCES OF LETTERS OF CREDIT. The obligation of any Bank to make a Loan on the occasion of any Borrowing, and the obligation of an Issuing Bank to issue (or renew or extend the term of) any Letter of Credit are subject to the satisfaction of the following conditions:

     (a) the Closing Date shall have occurred on or prior to October 31, 1996;

     (b) the Agent shall have received a Notice of Borrowing as required by
Section 2.2, or the Issuing Bank shall have received a Notice of Issuance as required by Section 2.13(b);

     (c) (i) if such Borrowing or issuance of a Letter of Credit occurs on the Closing Date, immediately after such Borrowing or issuance (or renewal or extension) of a Letter of Credit, the sum of the aggregate outstanding principal amount of the Loans and the aggregate amount of Letter of Credit Liabilities shall not exceed the aggregate amount of the Commitments and (ii) if such Borrowing or issuance of a Letter of Credit occurs after the Closing Date, immediately after the Borrowing of a Working Capital Loan or the issuance (or renewal or extension) of a Letter of Credit, the aggregate principal amount of all Working Capital Loans plus the aggregate amount of Letter of Credit Liabilities shall not exceed the aggregate amount of the Working Capital Commitments;

     (d) immediately before and after such Borrowing or issuance (or renewal or extension) of a Letter of Credit, no Default shall have occurred and be continuing; and

     (e) the representations and warranties of the Borrowers contained in this Agreement shall be true on and as of the date of such Borrowing or issuance of a Letter of Credit.

     Each Borrowing and issuance of a Letter of Credit hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing or issuance of a Letter of Credit as to the facts specified in clauses (c), (d) and (e) of this Section.

     SECTION 3.3. FIRST BORROWING BY OR ISSUANCE OF LETTER OF CREDIT FOR EACH ELIGIBLE SUBSIDIARY. The obligation of each Bank to make a Loan on the occasion of the first Borrowing by each Eligible Subsidiary and the obligation of an Issuing Bank to issue the first Letter of Credit for the account of an Eligible Subsidiary are subject to the satisfaction of the following further conditions:

          (a) receipt by the Agent for the account of each Bank of a duly executed Note of such Eligible Subsidiary, dated on or before the date of such Borrowing or issuance of a Letter of Credit, complying with the provisions of Section 2.3;

          (b) receipt by the Agent of an opinion of counsel for such Eligible Subsidiary acceptable to the Agent, substantially in the form of Exhibit G hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request; and

          (c) receipt by the Agent of all documents which it may reasonably request relating to the existence of such Eligible Subsidiary, the corporate authority for and the validity of the Election to Participate of such Eligible Subsidiary, this Agreement and the Notes of such Eligible Subsidiary, and any other matters relevant thereto, all in form and substance satisfactory to the Agent.

The opinion referred to in clause (b) above shall be dated no more than five Euro-Dollar Business Days before the date of the first extension of credit to such Eligible Subsidiary hereunder.

                                     ARTICLE 4

                           REPRESENTATIONS AND WARRANTIES

The Company represents and warrants that:

     SECTION 4.1. CORPORATE EXISTENCE AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted the failure to have which could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.2. CORPORATE AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and the Notes are within the corporate powers of the Company, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official which has not been taken or made (other than filings with the Securities and Exchange Commission relating to the Purchase) and do not (i) contravene any provision of the certificate of incorporation or by-laws of the Company, (ii) contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or any of its Subsidiaries, the consequences of which contravention or default, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (iii), except as contemplated by Sections 2.8(b)(iii) and 6.3, result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

     SECTION 4.3. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of each Borrower and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the relevant Borrower, in each case enforceable in accordance with its terms subject, as to enforceability, to the effect of (a) any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     SECTION 4.4. FINANCIAL INFORMATION. (a) The balance sheet of the Company as of October 31, 1995 and the related statements of income, cash flows and shareholders' equity for the fiscal year then ended, reported on by Arthur Andersen LLP and set forth in the Company's 1995 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present in all material respects, in conformity with generally accepted accounting principles, the financial position of the Company as of such date and its results of operations and cash flows for such fiscal year.

     (b) The unaudited balance sheet of the Company as of July 31, 1996 and the related unaudited statements of income, cash flows and shareholders' equity for the nine months then ended, set forth in the Company's Latest Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present in all material respects, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the financial position of the Company as of such date and its results of operations and cash flows for such nine-month period (subject to normal year-end adjustments).

     (c) Since October 31, 1995 there has been no material adverse change in the business, financial position, results of operations or prospects of the Company and its Consolidated Subsidiaries, considered as a whole.

     SECTION 4.5. LITIGATION. There is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official (i) in which there is a reasonable likelihood of an adverse decision which could reasonably be expected to have a Material Adverse Effect or (ii) which in any manner draws into question the validity or enforceability of this Agreement or the Notes.

     SECTION 4.6. COMPLIANCE WITH ERISA. Except to the extent that the failure to do any of the following could not reasonably be expected to result in liability to the Company or any Subsidiary that would have a Material Adverse Effect, (i) each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan, and (ii) no member of the ERISA Group has (A) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (B) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or require the posting of a bond or other security in favor of the PBGC or a Plan under ERISA or the Internal Revenue Code or (C) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under
Section 4007 of ERISA.

     SECTION 4.7. ENVIRONMENTAL MATTERS. In the ordinary course of its business, the Company conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Company has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect.

     SECTION 4.8. TAXES. The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes thereby shown to be owing or owing pursuant to any assessment received by the Company or any Subsidiary, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles shall have been set aside on the books of the Company. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.

     SECTION 4.9. SUBSIDIARIES. Each of the Company's Material Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted the failure to have which could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.10. REGULATORY RESTRICTIONS ON BORROWING. No Borrower is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended, or otherwise subject to any statute or regulation which restricts its ability to incur debt.

     SECTION 4.11. FULL DISCLOSURE. All written factual information heretofore furnished by the Company to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Company to the Agent or any Bank will be, taken as a whole, true and accurate in all material respects on the date as of which such information is stated or certified in light of the circumstances under which such information was provided The projections set forth in the Information Memorandum were based on good faith estimates and assumptions believed by the Company and its senior management to be reasonable when made.

                                        ARTICLE 5

                                        COVENANTS

     The Company agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note or any Letter of Credit Liability remains unpaid:

     SECTION 5.1. INFORMATION. The Company will deliver to each of the Banks:

     (a) as soon as available and in any event within 90 days after the end of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, cash flows and shareholders' equity for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Arthur Andersen LLP or other independent public accountants of nationally recognized standing (the obligation to deliver which may be fulfilled by the delivery of the Company's report on Form 10-K with respect to such fiscal year pursuant to clause (h) of this Section 5.1);

     (b) as soon as available and in any event within 45 days after the end of each of the first three quarters of each fiscal year of the Company, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of income, cash flows and shareholders' equity for such quarter and for the portion of the Company's fiscal year ended at the end of such quarter, setting forth in the case of such statements of income, cash flows and shareholders' equity, in comparative form the figures for the corresponding quarter and the corresponding portion of the Company's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Company (the obligation to deliver which may be fulfilled by the delivery of the Company's report on Form 10-Q with respect to such fiscal quarter pursuant to clause
(h) of this Section 5.1);

     (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Section 5.7 and Sections
5.9 to 5.14, inclusive, on the date of such financial statements and (ii) stating whether, to such officer's knowledge, any Default exists on the date of such certificate and, if any

Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

     (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

     (e) within five days after any officer of the Company obtains knowledge of any Default, if such Default is then continuing, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

     (f) as soon as reasonably practicable after any officer of the Company obtains knowledge of the commencement of, or of a threat of the commencement of, an action, suit or proceeding against the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision which could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity or enforceability of this Agreement or the Notes, a certificate of a senior financial officer of the Company setting forth the nature of such pending or threatened action, suit or proceeding and such additional information with respect thereto as may be reasonably requested by any Bank;

     (g) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

     (h) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto, any registration statements on Form S-8 or its equivalent and amendments to any registration statement (to the extent that such registration statement in the form in which it becomes effective is delivered to the Banks)) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Company shall have filed with the Securities and Exchange Commission;

     (i) as soon as practicable after any officer of the Company obtains knowledge that any member of the ERISA Group (i) has given or is required to give written notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which is reasonably likely to constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) has received written notice of complete or partial withdrawal liability under Title IV of ERISA or written notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) has received written notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) has applied for a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code, a copy of such application; (v) has given written notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) has given written notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) has failed to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or has made any amendment to any Plan or Benefit Arrangement which has resulted or is reasonably likely to result in the imposition of a Lien or the posting of a bond or other security in favor of the PBGC or a Plan, a certificate of an officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take; and

     (j) from time to time such additional information regarding the financial position or business of the Company and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

     SECTION 5.2. PAYMENT OF OBLIGATIONS. The Company will pay and discharge, and will cause each Subsidiary to pay and discharge, at or before maturity, all their respective material obligations and liabilities (including, without limitation, tax liabilities and claims of materialmen, warehousemen and the like which if unpaid might by law give rise to a Lien), except where the same may be contested in good faith by appropriate proceedings, and appropriate reserves for the accrual of any of the same have been established in accordance with generally accepted accounting principles.

     SECTION 5.3. MAINTENANCE OF PROPERTY; INSURANCE. (a) The Company will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

     (b) The Company will, and will cause each of its Subsidiaries to, maintain (either in the name of the Company or in such Subsidiary's own name) with financially sound and reputable insurance companies, insurance on their respective properties in at least such amounts, against at least such risks and with such risk retention as are usually maintained, insured against or retained, as the case may be, in accordance with general industry practice; and the Company will furnish to the Banks, upon request from the Agent, information presented in reasonable detail as to the insurance so carried.


     SECTION 5.4. CONDUCT OF BUSINESS AND MAINTENANCE OF EXISTENCE. The Company and its Subsidiaries, taken as a whole, will continue to engage in business of the same general type as now conducted by the Company and its Subsidiaries, taken as a whole, and other similar or related businesses and the Company will preserve, renew and keep in full force and effect, and will cause each Material Subsidiary to preserve, renew and keep in full force and effect their respective corporate existence and, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, their respective rights, privileges and franchises; PROVIDED that nothing in this Section 5.4 shall prohibit (i) the merger of a Subsidiary permitted by Section 5.7(a), or (ii) the termination of the corporate existence of any Subsidiary (other than any Subsidiary which is a Borrower) if the Company in good faith determines that such termination is in the best interest of the Company and is not materially disadvantageous to the Banks.

     SECTION 5.5. COMPLIANCE WITH LAWS. The Company will comply, and cause each Subsidiary to comply, in all respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except (i) where the necessity of compliance therewith is contested in good faith by appropriate proceedings or (ii) where such noncompliance could not reasonably be expected to have a Material Adverse Effect.

     SECTION 5.6. INSPECTION OF PROPERTY, BOOKS AND RECORDS. The Company will permit, and will cause each Subsidiary to permit, representatives of any Bank at such Bank's expense to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants, all upon reasonable notice, at such reasonable times during normal business hours and as often as may reasonably be desired.

     SECTION 5.7. MERGERS AND SALES OF ASSETS. (a) The Company will not, and will not permit any Subsidiary to, consolidate or merge with or into any other Person; PROVIDED that (x) any Subsidiary may merge into the Company or into a wholly-owned Subsidiary or, on and after the Trigger Date, any other Person if, immediately after giving effect to such merger,(i) no Default shall have occurred and be continuing and the entity surviving such merger is the Company or a Subsidiary and (ii) in the event that any Subsidiary which merges into a wholly-owned Subsidiary or any other Person is a Borrower, the entity surviving such merger shall automatically assume all obligations of such Borrower under this Agreement and the Notes and (y) on and after the Trigger Date, the Company may merge with another Person if (A) the Company is the corporation surviving such merger and (B) immediately after giving effect to such merger, no Default shall have occurred and be continuing.

     (b) Prior to the Trigger Date, the Company will not, and will not permit any of its Subsidiaries to, make any Asset Sale, unless (i) the consideration therefor is not less than the fair market value of the related asset and (ii) either such sale is a Permitted Disposition or, after giving effect thereto, the aggregate fair market value of the assets disposed of in all Asset Sales other than Permitted Dispositions during any fiscal year would not exceed $50,000,000 and the portion of the consideration for any Asset Sale (other than Permitted Dispositions) which does not consist of cash payable at closing would not exceed 20% of the total consideration for such Asset Sale. On and after the Trigger Date, neither the Company nor any Subsidiary will sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of the assets of the Company and its Subsidiaries, taken as a whole, to any other Person; PROVIDED that any Subsidiary may transfer assets to the Company or another Subsidiary if, after giving effect thereto, no Default shall have occurred and be continuing.

     SECTION 5.8. USE OF PROCEEDS. The proceeds of the Term Loans and a portion of the Working Capital Loans will be used by the Company to refinance the Debt identified on Schedule II hereto and finance the cash portion of the Purchase Price and pay fees and expenses associated with the Purchase. The proceeds of the remaining Working Capital Loans and the Letters of Credit will be used by the Borrowers for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

     SECTION 5.9. NEGATIVE PLEDGE. Neither the Company nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

     (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal or face amount not exceeding $15,000,000;

          (b) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary or is merged or consolidated into the Company or a Subsidiary and not created in contemplation of such event;

          (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, PROVIDED that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

          (d) any Lien existing on any asset prior to the acquisition thereof by the Company or a Subsidiary and not created in contemplation of such acquisition;

          (e) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section, PROVIDED that the principal amount of such Debt is not increased and such Debt is not secured by any additional assets;

          (f) Permitted Liens which (i) do not secure Debt or Derivatives Obligations and (ii) do not in the aggregate materially detract from the value of its assets or materially impair the use thereof in the operation of its business;

          (g) Liens on cash and cash equivalents securing Derivatives Obligations, PROVIDED that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $5,000,000; and

          (h) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal or face amount at any date not to exceed $15,000,000.

     SECTION 5.10. DEBT OF SUBSIDIARIES. The aggregate principal and face amount of Debt of all Subsidiaries (excluding Debt incurred under this Agreement, Debt of a Subsidiary to the Company or to a wholly owned Subsidiary and Guarantees by a Subsidiary of Debt of another Subsidiary) will at no time exceed $75,000,000.

     SECTION 5.11. CASH FLOW RATIO. As of the last day of each fiscal quarter of the Company ending during each period set forth below, the Cash Flow Ratio will not exceed the ratio set forth below opposite such period:

          Period                                             Ratio
          ------                                             -----

          November 1, 1996 through January 31, 1997         4.75:1
          February 1, 1997 through April 30, 1997          4.375:1
          May 1, 1997 through July 31, 1997                  4.0:1
          August 1, 1997 through October 31, 1997            3.5:1
          November 1, 1997 through January 31, 1998        3.125:1
          February 1, 1998 through April 30, 1998          2.875:1
          May 1, 1998 through July 31, 1998                2.625:1
          Thereafter                                         2.5:1

     SECTION 5.12. FIXED CHARGE COVERAGE RATIO. As of the last day of each fiscal quarter of the Company ending during each period set forth below, the Fixed Charge Coverage Ratio will not be less than the ratio set forth below opposite such period:

          Period                                             Ratio
          ------                                             -----
          November 1, 1996 through January 31, 1997         1.75:1
          February 1, 1997 through April 30, 1997          1.875:1
          May 1, 1997 through July 31, 1997                2.125:1
          August 1, 1997 through October 31, 1997            2.5:1
          November 1, 1997 through January 31, 1998         2.75:1
          February 1, 1998 through April 30, 1998              3:1
          May 1, 1998 through July 31, 1998                 3.25:1
          Thereafter                                         3.5:1

     SECTION 5.13. RESTRICTED PAYMENTS. Neither the Company nor any Subsidiary will declare or make any Restricted Payment except that if, after giving effect thereto, no Default shall have occurred and be continuing, the Company may:

          (a) repurchase its capital stock (or options or warrants in respect thereof) held by any officer, director or employee of the Company or a Subsidiary in connection with the termination of such Person's employment, so long as the aggregate amount paid by the Company pursuant to this clause
     (a) at any time during the term of this Agreement does not exceed the sum of (x) $5,000,000 and (y) 25% of Consolidated Net Income for the period from November 1, 1996 through the end of the Company's then most recent fiscal quarter (treated for this purpose as a single accounting period); and

          (b) on and after the Trigger Date, pay dividends in cash on its commo stock during each fiscal year in an amount not to exceed 50% of Consolidated Net Income for the prior fiscal year.

     SECTION 5.14. INVESTMENTS. Neither the Company nor any Subsidiary will hold, make or acquire any Investment in any Person other than:

          (a) Investments in Persons which are Subsidiaries on the date hereof (including, without limitation, Guarantees contemplated by Section 4.5 of the Purchase Agreement);

          (b) temporary cash investments, including direct obligations of the United States or any agency thereof, obligations guaranteed by the United States or any agency thereof, commercial paper, time deposits, repurchase agreements and other similar investments, maturing within one year of the date of acquisition thereof;

          (c)  Investments contemplated by Section 5.7(b);

          (d) Investments made with the proceeds of Excluded Sales; and

          (e) any Investment not otherwise permitted by the foregoing clauses of this Section if, immediately after such Investment is made or acquired, the aggregate net book value of all Investments permitted by this clause
     (e) does not exceed $65,000,000.

     SECTION 5.15. TRANSACTIONS WITH AFFILIATES. The Company will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any Investment in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect, any transaction with, any Affiliate except on an arms-length basis on terms at least as favorable to the Company or such Subsidiary as could have been obtained from a third party who was not an Affiliate; PROVIDED that the foregoing provisions of this Section shall not prohibit (i) any such Person from declaring or paying any lawful dividend or other payment ratably in respect of all of its capital stock of the relevant class so long as, after giving effect thereto, no Default shall have occurred and be continuing or (ii) payment of customary fees to members of the Boards of Directors of the Company and its Subsidiaries.

                                     ARTICLE 6

                                      DEFAULTS

     SECTION 6.1. EVENTS OF DEFAULT. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

          (a) any Borrower shall fail to reimburse any drawing under any Letter of Credit when required hereunder or to pay when due any principal of any Loan, or shall fail to pay any interest, any fees or any other amount payable hereunder within five days of the due date thereof;

          (b) the Company or any other Borrower shall fail to observe or perform any applicable covenant contained in Article 5, other than those contained in Sections 5.1 through 5.6 and Section 5.15;

          (c) any Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause
     (a) or (b) above) for 30 days after notice thereof has been given to the Company by the Agent or the Required Banks;

          (d) any representation, warranty, certification or statement made by any Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

          (e) the Company or any Subsidiary shall fail to make any payment in respect of any Material Financial Obligations when due or within any applicable grace period;

          (f) any event or condition (other than one covered by clause (e) above) shall occur which results in the acceleration of the maturity of any Material Debt or enables the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

          (g) the Company, any other Borrower or any Material Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (h) an involuntary case or other proceeding shall be commenced against the Company, any other Borrower or any Material Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company, any other Borrower or any Material Subsidiary under the federal bankruptcy laws as now or hereafter in effect;

          (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $15,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be reasonably likely to be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which would be reasonably likely to cause one or more members of the ERISA Group to incur a current payment obligation in excess of $15,000,000;

          (j) judgments or orders for the payment of money aggregating in excess of $15,000,000 (excluding any amount of such judgment or order as to which an Acceptable Insurer has acknowledged liability) shall be rendered against the Company or any Subsidiary and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days; or

          (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) other than Borden, Inc. or any Affiliate of Borden, Inc. on the date hereof or Brendan Barba shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 39% or more of the outstanding shares of common stock of the Company; or Continuing Directors shall cease to constitute a majority of the board of directors of the Company;

then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Company terminate the Commitments and they shall thereupon terminate, and
(ii) if requested by Banks holding more than 50% of the sum of the aggregate principal amount of the Loans and the Letter of Credit Liabilities, by notice to the Company declare the Loans (together with accrued interest thereon) to be, and the Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; PROVIDED that in the case of any of the Events of Default specified in clause 6.1(g) or 6.1(h) above with respect to any Borrower, automatically, without any notice to any Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower.

     SECTION 6.2. NOTICE OF DEFAULT. The Agent shall give notice to the Company under Section 6.1(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

     SECTION 6.3. CASH COVER. The Company agrees, in addition to the provisions of Section 6.1 hereof, that upon the occurrence and during the continuance of any Event of Default, it shall, if requested by the Agent upon the instruction of the Banks having more than 50% in aggregate amount of the Commitments (or, if the Commitments shall have been terminated, holding at least 50% of the Letter of Credit Liabilities), pay to the Agent an amount in immediately available funds (which funds shall be held as collateral pursuant to arrangements satisfactory to the Agent after consultation with the Company) equal to the aggregate amount available for drawing under all Letters of Credit then outstanding at such time, PROVIDED that, upon the occurrence of any Event of Default specified in Section 6.1(g) or 6.1(h) with respect to any Borrower, the Company shall pay such amount forthwith without any notice or demand or any other act by the Agent or the Banks.

                                     ARTICLE 7

                                     THE AGENT

     SECTION 7.1. APPOINTMENT AND AUTHORIZATION. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

     SECTION 7.2. AGENT AND AFFILIATES. Morgan Guaranty Trust Company of New York, in its capacity as a Bank, shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Morgan Guaranty Trust Company of New York and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or affiliate of the Company as if it were not the Agent.

     SECTION 7.3. ACTION BY AGENT. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

     SECTION 7.4. CONSULTATION WITH EXPERTS. The Agent may consult with legal counsel (who may be counsel for any Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     SECTION 7.5. LIABILITY OF AGENT. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

     SECTION 7.6. INDEMNIFICATION. Each Bank shall, ratably in accordance with the sum of (x) the aggregate unpaid principal amount of its Term Loans and (y) its Working Capital Commitment (or, if such Commitment shall have been terminated, the sum of the aggregate principal amount of its Working Capital Loans and its Letter of Credit Liabilities), indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrowers) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

     SECTION 7.7. CREDIT DECISION. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

     SECTION 7.8. SUCCESSOR AGENT. The Agent may resign at any time by giving notice thereof to the Banks and the Company. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent, which Agent shall, unless a Default has occurred and is continuing, be acceptable to the Company. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000 and shall, unless a Default has occurred and is continuing, be acceptable to the Company. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

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

     SECTION 7.9. AGENT'S FEE. The Company shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Company and the Agent.

                                    ARTICLE 8

                             CHANGE IN CIRCUMSTANCES

     SECTION 8.1. BASIS FOR DETERMINING INTEREST RATE INADEQUATE OR UNFAIR.
If on or prior to the first day of any Interest Period for any Euro-Dollar Loan:

          (a) the Agent is advised by the Reference Banks that deposits in dollars (in the applicable amounts) are not being offered to the Reference Banks in the London interbank market for such Interest Period, or

          (b) Banks having 50% or more of the aggregate principal amount of the affected Loans advise the Agent that the London Interbank Offered Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their Euro-Dollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Company and the Banks, whereupon until the Agent notifies the Company that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make Euro-Dollar Loans or to continue or convert outstanding Loans as or into Euro-Dollar Loans shall be suspended and (ii) each outstanding Euro-Dollar Loan shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

If the Agent is subsequently advised by the Persons who had previously advised it of their existence that the conditions described in clause (a) or
(b) no longer exist, the Agent shall promptly give notice thereof to the Company and each of the Banks, and the obligations of all Banks to make or continue Loans as, or convert Loans into, Euro-Dollar Loans shall be reinstated, and the Agent shall, in such notice, declare that such obligations have been so reinstated.

     SECTION 8.2. ILLEGALITY. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Dollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Dollar Lending Office) to make, maintain or fund its Euro-Dollar Loans to any Borrower and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Company, whereupon until such Bank notifies the Company and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Dollar Loans to such Borrower, or to convert outstanding Loans to such Borrower into Euro-Dollar Loans, shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Euro-Dollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Euro-Dollar Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

If circumstances subsequently change so that such affected Bank shall determine that it is no longer so affected, the obligation of such Bank to make or continue Loans as, or to convert loans into, Euro-Dollar Loans shall, upon such determination, forthwith be reinstated, such Bank shall give notice thereof to the Agent and the Company, and the Agent shall, by notice to the Company and each Bank, declare that such obligation has been so reinstated.

     SECTION 8.3. INCREASED COST AND REDUCED RETURN. (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding any such requirement for which a Bank may be compensated pursuant to Section 2.14), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or the London interbank market any other condition affecting its Euro-Dollar Loans, its

Note or its obligation to make Euro-Dollar Loans or its obligations hereunder in respect of Letters of Credit and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Euro-Dollar Loan or of issuing or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction (without duplication of any amounts payable by the Company pursuant to Section 8.3(b) or 8.4).

     (b) If any Bank shall have determined that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

     (c) Each Bank will promptly notify the Company and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Any such certificate shall contain a statement as to the basis for such amount, PROVIDED that such Bank shall not be required to disclose any information it considers, in its sole discretion, to be confidential.

     SECTION 8.4. TAXES (a) For the purposes of this Section 8.4, the following terms have the following meanings:

     "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by any Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, EXCLUDING (i) in the case of each Bank and the Agent, taxes imposed on its net income, and franchise or similar taxes imposed on it, by a jurisdiction solely as a result of a present or former connection between the jurisdiction and such Bank or Agent (except a connection arising solely from such Bank's or Agent's having executed or delivered, or performed its obligations or received a payment under, or enforced, this Agreement or the Notes) and (ii) in the case of each Bank, any United States withholding tax imposed on such payments but only to the extent that such Bank is subject to United States withholding tax at the time such Bank first becomes a party to this Agreement.

     "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies, which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

     (b) Any and all payments by any Borrower to or for the account of any Bank or the Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; PROVIDED that, if any Borrower or the Company shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) such Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower or the Company shall make such deductions, (iii) such Borrower or the Company shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) such Borrower or the Company shall furnish to the Agent, at its address referred to in Section 11.1, the original or a certified copy of a receipt evidencing payment thereof.

     (c) The Company and each other Borrower jointly and severally agree to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or the Agent (as the case may be) makes demand therefor.

     (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Company (but only so long as such Bank remains lawfully able to do so), shall provide the Company and the Agent with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, appropriately completed, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

     (e) Each Bank that is not incorporated or organized under the laws of the jurisdiction under which an Eligible Subsidiary is incorporated or organized shall, upon request of such Eligible Subsidiary, deliver to such Eligible Subsidiary or the applicable governmental or taxing authority, as the case may be, any form or certificate required in order that any payment by such Eligible Subsidiary under this Agreement or any Note to such Bank may be free and clear of, and without deduction or withholding for or on account of any Taxes or Other Taxes (or to allow any such deduction or withholding to be at a reduced rate) imposed on such payment under the laws of the jurisdiction under which such Eligible Subsidiary is incorporated or organized, PROVIDED THAT no Bank shall be required to make such delivery of any form or certificate if such Bank is not legally entitled to complete, execute and deliver such form or certificate or, in the sole judgment of such Bank, such completion, execution or submission would materially prejudice the legal position of such Bank, require such Bank to disclose any confidential or proprietary information or be otherwise disadvantageous to such Bank.

     (f) For any period with respect to which a Bank which was required to deliver a form pursuant to Section 8.4(d) or (e) has failed to do so (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.4(b) or (c) with respect to Taxes imposed by the United States; PROVIDED that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to

Taxes because of its failure to deliver a form required hereunder, the Borrowers shall take such steps as such Bank shall reasonably request (at such Bank's expense) to assist such Bank to recover such Taxes.

     (g) If the Borrowers have indemnified a Bank under Section 8.4(b) or (c) for any Taxes, such Bank shall take such steps as the Borrowers shall reasonably request and at such Borrowers' expense to assist such Borrowers to recover such Taxes which were not correctly or legally imposed, if assisting such Borrowers to recover such Taxes would not, in the sole judgment of the Bank, be disadvantageous to such Bank; PROVIDED that nothing in this Section 8.4(g) shall be construed to (i) require any Bank to institute any administrative proceeding or judicial proceeding to obtain a refund of such Taxes, (ii) entitle any Borrower or any other Persons to any information determined by any Bank, in its sole discretion, to be confidential or proprietary information of such Bank, to any tax or financial information of any Bank or to inspect or review any books and records of any Bank, or (iii) interfere with the rights of any Bank to conduct its fiscal or tax affairs in such manner as it deems fit.

     (h) If any Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section, then such Bank will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

     SECTION 8.5. BASE RATE LOANS SUBSTITUTED FOR AFFECTED EURO-DOLLAR LOANS. If (i) the obligation of any Bank to make, or convert outstanding Loans to, Euro-Dollar Loans has been suspended pursuant to Section 8.2 or (ii) any Bank has demanded compensation under Section 8.3 or 8.4 with respect to its Euro-Dollar Loans and the Company shall, by at least five Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer exist:

          (a)  all Loans which would
     otherwise be made by such Bank as (or continued as or converted into) Euro-Dollar Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks); and

          (b) after each of its Euro-Dollar Loans has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.

If such Bank notifies the Company that the circumstances giving rise to such notice no longer apply (which such Bank agrees to do promptly upon such circumstances no longer applying, with a copy to the Agent), the principal amount of each such Base Rate Loan shall be converted into a Euro-Dollar Loan on the first day of the next succeeding Interest Period applicable to the related Euro-Dollar Loans of the other Banks.

     SECTION 8.6. SUBSTITUTION OF BANK. If (i) the obligation of any Bank to make Euro-Dollar Loans has been suspended pursuant to Section 8.2 or (ii) any Bank has demanded compensation under Section 8.3 or 8.4, the Company shall have the right, with the assistance of the Agent, to seek a substitute bank or banks (which may be one or more of the Banks) satisfactory to the Company and the Agent to purchase the Note of such Bank at par plus all amounts owed to such Bank hereunder and to assume the Commitment of such Bank.

     SECTION 8.7. FOREIGN SUBSIDIARY COSTS. (a) If the cost to any Bank of making or maintaining any Loan to an Eligible Subsidiary is increased, or the amount of any sum received or receivable by any Bank (or its Applicable Lending Office) is reduced by an amount deemed by such Bank to be material, by reason of the fact that such Eligible Subsidiary is incorporated in, or conducts business in, a jurisdiction outside the United States of America, the Company shall indemnify such Bank for such increased cost or reduction within 15 days after demand by such Bank (with a copy to the Agent). A certificate of such Bank claiming compensation under this subsection (a) and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. Any such certificate shall contain a statement as to the basis for such amount, PROVIDED that such Bank shall not be required to disclose any information it considers, in its sole discretion, to be confidential.

     (b) Each Bank will promptly notify the Company and the Agent of any event of which it has knowledge that will entitle such Bank to additional interest or payments pursuant to subsection (a) above and will use reasonable efforts to designate a different Applicable Lending Office, if, in the judgment of such Bank, such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Bank.

                                  ARTICLE 9

         REPRESENTATIONS AND WARRANTIES OF ELIGIBLE SUBSIDIARIES

     Each Eligible Subsidiary shall be deemed by the execution and delivery of its Election to Participate to have represented and warranted that:

     SECTION 9.1. CORPORATE EXISTENCE AND POWER. It is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and is a wholly-owned Consolidated Subsidiary.

     SECTION 9.2. CORPORATE AND GOVERNMENTAL AUTHORIZATION. The execution and delivery by it of its Election to Participate and its Notes, and the performance by it of this Agreement and its Notes, are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official which has not been taken or made other than filings required after the Closing Date as a result of the consummation of the Purchase or approval of the purchase of F.I.A.P. Deutschland GmbH (Germany) or Cofin Folien GmbH (Germany) by the German Federal Cartel Office and do not (i) contravene any provision of its certificate of incorporation or by-laws, (ii) contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or such Eligible Subsidiary the consequences of which contravention or default, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (iii) except as contemplated by Sections 2.8(b)(iii) and 6.3, result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

     SECTION 9.3. BINDING EFFECT. This Agreement constitutes a valid and binding agreement of such Eligible Subsidiary and each of its Notes, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of such Eligible Subsidiary, in each case enforceable in accordance with its terms subject, as to enforceability, to the effect of (a) any applicable bankruptcy, insolvency, moratorium or similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether considered in a proceeding in equity or at law).

     SECTION 9.4. TAXES. Except as disclosed in such Election to Participate, there is no income, stamp or other tax of any country, or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by such Eligible Subsidiary pursuant hereto or on its Notes, or is imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate or of its Notes.

                                  ARTICLE 10

                                   GUARANTY

     SECTION 10.1. THE GUARANTY. The Company hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by any Eligible Subsidiary pursuant to this Agreement, and the full and punctual payment of all other amounts payable by any Eligible Subsidiary under this Agreement. Upon failure by any Eligible Subsidiary to pay punctually any such amount, the Company shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Agreement.

     SECTION 10.2. GUARANTY UNCONDITIONAL. The obligations of the Company hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

     (a) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of any Eligible Subsidiary under this Agreement or any Note, by operation of law or otherwise;

     (b) any modification or amendment of or supplement to this Agreement or any Note (except to the extent affected by an express modification or amendment of or supplement to this Section);

     (c) any release, impairment, non-perfection or invalidity of any direct or indirect security for any obligation of any Eligible Subsidiary under this Agreement or any Note;

     (d) any change in the corporate existence, structure or ownership of any Eligible Subsidiary, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Eligible Subsidiary or its assets or any resulting release or discharge of any obligation of any Eligible Subsidiary contained in this Agreement or any Note;

     (e) the existence of any claim, set-off or other rights which the Company may have at any time against any Eligible Subsidiary, the Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

     (f) any invalidity or unenforceability relating to or against any Eligible Subsidiary for any reason of this Agreement or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by any Eligible Subsidiary of the principal of or interest on any Note or any other amount payable by it under this Agreement; or

     (g) any other act or omission to act or delay of any kind by any Eligible Subsidiary, the Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Company's obligations hereunder.

     SECTION 10.3. DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. The Company's obligations hereunder shall remain in full force and effect until the Commitments shall have terminated and the principal of and interest on the Notes and all other amounts payable by the Company and each Eligible Subsidiary under this Agreement shall have been paid in full. If at any time any payment of the principal of or interest on any Note or any other amount payable by any Eligible Subsidiary under this Agreement is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Eligible Subsidiary or otherwise, the Company's obligations hereunder with respect to such payment shall be reinstated at such time as though such payment had been due but not made at such time.

     SECTION 10.4. WAIVER BY THE COMPANY. The Company irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against any Eligible Subsidiary or any other Person.

     SECTION 10.5. SUBROGATION. Upon making any payment with respect to any Eligible Subsidiary hereunder, the Company shall be subrogated to the rights of the payee against such Eligible Subsidiary with respect to such payment; PROVIDED that the Company shall not enforce any payment by way of subrogation until all amounts of principal of and interest on the Loans and all other amounts payable under this Agreement have been paid in full.

     SECTION 10.6. STAY OF ACCELERATION. In the event that acceleration of the time for payment of any amount payable by any Eligible Subsidiary under this Agreement or its Notes is stayed upon insolvency, bankruptcy or reorganization of such Eligible Subsidiary, all such amounts otherwise subject to acceleration under the terms of this Agreement shall nonetheless be payable by the Company hereunder forthwith on demand by the Agent made at the request of the Required Banks.

                                 ARTICLE 11

                                MISCELLANEOUS

     SECTION 11.1. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party:
(a) in the case of any Borrower or the Agent, at its address, facsimile number or telex number set forth on the signature pages hereof (or, in the case of an Eligible Subsidiary, of its Election to Participate), (b) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (c) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Company. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received from the recipient,
(iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; PROVIDED that notices to the Agent or the Issuing Bank under Article 2 or Article 8 shall not be effective until received.

     SECTION 11.2. NO WAIVERS. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 11.3. EXPENSES; INDEMNIFICATION. (a) The Company shall pay (i) all reasonable out-of-pocket expenses of the Agent, including reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Bank, including (without duplication) the fees and disbursements of outside counsel and the allocated cost of inside counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

     (b) The Company agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans or of Letters of Credit hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

     SECTION 11.4. SHARING OF SET-OFFS. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it and any Letter of Credit Liabilities which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note and Letter of Credit Liabilities held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes and Letter of Credit Liabilities held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes and Letter of Credit Liabilities held by the Banks shall be shared by the Banks pro rata; PROVIDED that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of a Borrower other than its indebtedness hereunder. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note or Letter of Credit Liabilities, whether or not acquired pursuant to the foregoing arrangements, which has notified the Company that it holds a participation, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of such Borrower in the amount of such participation.

     SECTION 11.5. AMENDMENTS AND WAIVERS. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Company and the Required Banks (and, if the rights or duties of the Agent or the Issuing Banks are affected thereby, by the Agent or the Issuing Banks, as relevant); PROVIDED that no such amendment or waiver shall, without the consent of each Bank directly affected thereby, (i) increase or decrease the Commitments of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or the amount to be reimbursed in respect of any Letter of Credit or any interest thereon or any fees hereunder, (iii) postpone the date fixed for the final scheduled payment of principal of or any payment of interest on any Loan or for the amount to be reimbursed in respect of any Letter of Credit or any interest thereon or for any fees hereunder or for the scheduled reduction or termination of any Commitment, (iv) postpone beyond the Termination Date the scheduled expiry date of any Letter of Credit, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes and Letter of Credit Liabilities, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement or (vi) modify any provision of
Article 10 in any material respect; provided further that no such amendment, waiver or modification shall, unless signed by an Eligible Subsidiary, (w) subject such Eligible Subsidiary to any additional obligation, (x) increase the principal of or rate of interest on any outstanding Loan of such Eligible Subsidiary, (y) change the stated maturity of any outstanding Loan of such Eligible Subsidiary or (z) change this proviso.

     SECTION 11.6 SUCCESSORS AND ASSIGNS. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

     (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in any or all of its Commitments, Loans and Letter of Credit Liabilities. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers, the Issuing Banks and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; PROVIDED that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i),
(ii), (iii) or, if the Participant has been granted a participating interest in any Letter of Credit Liabilities, (iv) of Section 11.5 without the consent of the Participant. The Borrowers agree that each Participant shall, to the extent provided in its participation agreement and subject to subsection (e) below, be entitled to the benefits of Article 8 with respect to its participating interest; PROVIDED that any forms and certificates which must be provided by a Participant pursuant to Section 8.4 shall be delivered to the Bank granting it the participating interest instead of to the Persons named in
Section 8.4. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

     (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part (equivalent to initial Commitments aggregating not less than $10,000,000) of all, of its rights and obligations with respect to either Commitment or both Commitments and the Loans or, if applicable, Letter of Credit Liabilities thereunder, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit D hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent, which shall not be unreasonably withheld, of the Company, the Agent, and, if the assignment is of Working Capital Commitments, the Issuing Banks; provided that if an Assignee is an affiliate of such transferor Bank or was a Bank immediately prior to such assignment, no minimum amount of such assignment and no such consent shall be required.
Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment or Commitments or Loans and Letter of Credit Liabilities as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required.
Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrowers shall make appropriate arrangements so that, if required, new Notes are issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Company and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.4.

     (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

     (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.3, 8.4 or
8.7 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 8.2, 8.3, 8.4 or 8.7 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

     SECTION 11.7 COLLATERAL. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any
"margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

     SECTION 11.8 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     SECTION 11.9 COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

     SECTION 11.10 WAIVER OF JURY TRIAL. EACH OF THE COMPANY, EACH OTHER BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     SECTION 11.11 CONFIDENTIALITY. Each of the Agent and the Banks agrees to exercise all reasonable efforts to keep any non-public information delivered or made available by a Borrower to it pursuant to this Agreement confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the credit facilities contemplated hereby; provided that nothing herein shall prevent any Bank from disclosing such information (a) to any other Bank or to the Agent, (b) to any other Person if reasonably incidental to the administration of the credit facility contemplated hereby and such Person agrees to be bound by the provisions of this Section, (c) upon the order of any court or administrative agency, (d) upon the request or demand of any regulatory agency or authority having or purporting to have jurisdiction over the Agent or such Bank, (e) which had been publicly disclosed other than as a result of a disclosure by the Agent or such Bank prohibited by this Agreement, (f) in connection with any litigation to which the Agent, any Bank or its affiliates may be a party relating to this Agreement or any transaction contemplated hereunder or as may be required or appropriate in response to any summons or subpoena in connection with any litigation, (g) to the extent reasonably required in connection with the exercise of any remedy hereunder, (h) to such Bank's or Agent's legal counsel and independent auditors and (i) to any actual or proposed Participant or Assignee which has agreed to be bound by provisions substantially similar to those contained in this Section.

     SECTION 11.12 JUDGMENT CURRENCY. If for the purpose of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder or under any of the Notes in United States dollars ("dollars") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase dollars with such other currency at the Agent's New York office on the Domestic Business Day preceding that on which final judgment is given. The obligations of each Borrower in respect of any sum due to any Bank or the Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than dollars, be discharged only to the extent that on the Domestic Business Day following receipt by such Bank or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Bank or the Agent (as the case may be) may in accordance with normal banking procedures purchase dollars with such other currency; if the amount of dollars so purchased is less than the sum originally due to such Bank or the Agent, as the case may be, in dollars, each Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Agent, as the case may be, against such loss, and if the amount of dollars so purchased exceeds (i) the sum originally due to any Bank or the Agent, as the case may be, and (ii) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Bank under

Section 11.4, such Bank or the Agent, as the case may be, agrees to remit such excess to the appropriate Borrower.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                 AEP INDUSTRIES INC.

                                 By
                                   --------------------------------------------
                                    Name:
                                    Title:
                                    Address:  125 Phillips Avenue
                                    South Hackensack, New Jersey 07606
                                    Facsimile: (201) 807-2490

                                 with a copy of any notice delivered
                                 pursuant to Section 6.1 or 6.3 to
                                 Bachner, Tally, Polevoy & Misher LLP
                                 380 Madison Avenue
                                 New York, New York 10017-2590
                                 Facsimile: (212) 682-5729

COMMITMENTS                      MORGAN GUARANTY TRUST
                                   COMPANY OF NEW YORK
TERM COMMITMENT
$25,277,777.79
WORKING CAPITAL COMMITMENT       By
$7,222,222.21                      --------------------------------------------
                                    Name:
                                    Title:

                                 THE CHASE MANHATTAN
                                   BANK
TERM COMMITMENT
$17,500,000.00
WORKING CAPITAL COMMITMENT       By
$5,000,000.00                      --------------------------------------------
                                    Name:
                                    Title:

                                 THE BANK OF NOVA SCOTIA
TERM COMMITMENT
$15,555,555.55
WORKING CAPITAL COMMITMENT       By
$4,444,444.45                      --------------------------------------------
                                    Name:
                                    Title:

                                 BANK OF TOKYO-MITSUBISHI
                                   TRUST COMPANY
TERM COMMITMENT
$15,555,555.55
WORKING CAPITAL COMMITMENT       By
$4,444,444.45                      --------------------------------------------
                                    Name:
                                    Title:

                                 BARCLAYS BANK PLC
TERM COMMITMENT
$15,555,555.55
WORKING CAPITAL COMMITMENT       By
$4,444,444.45                      --------------------------------------------
                                    Name:
                                    Title:

                                 CIBC INC.
TERM COMMITMENT
$15,555,555.55
WORKING CAPITAL COMMITMENT       By
$4,444,444.45                      --------------------------------------------
                                    Name:
                                    Title:

                                 CORESTATES BANK, N.A.
TERM COMMITMENT
$15,555,555.55
WORKING CAPITAL COMMITMENT       By
$4,444,444.45                      --------------------------------------------
                                    Name:
                                    Title:

                                 CREDIT LYONNAIS NEW YORK
                                   BRANCH
TERM COMMITMENT
$15,555,555.55
WORKING CAPITAL COMMITMENT       By
$4,444,444.45                      --------------------------------------------
                                    Name:
                                    Title:

                                 FLEET BANK, N.A.
TERM COMMITMENT
$15,555,555.55
Working Capital Commitment       By
$4,444,444.45                      --------------------------------------------
                                    Name:
                                    Title:

                                 THE INDUSTRIAL BANK OF
                                   JAPAN, LIMITED
TERM COMMITMENT
$15,555,555.55
WORKING CAPITAL COMMITMENT       By
$4,444,444.45                      --------------------------------------------
                                    Name:
                                    Title:

                                 ROYAL BANK OF CANADA
TERM COMMITMENT
$15,555,555.55
WORKING CAPITAL COMMITMENT       By
$4,444,444.45                      --------------------------------------------
                                    Name:
                                    Title:

                                 SOCIETE GENERALE NEW YORK
                                   BRANCH
TERM COMMITMENT
$15,555,555.55
WORKING CAPITAL COMMITMENT       By
$4,444,444.45                      --------------------------------------------
                                    Name:
                                    Title:

                                 ABN AMRO BANK N.V.
                                   NEW YORK BRANCH
TERM COMMITMENT
$11,666,666.67
WORKING CAPITAL COMMITMENT       By
$3,333,333.33                      --------------------------------------------
                                    Name:
                                    Title:

                                 By
                                   --------------------------------------------
                                    Name:
                                    Title:

                                 THE BANK OF NEW YORK
TERM COMMITMENT
$11,666,666.67
WORKING CAPITAL COMMITMENT       By
$3,333,333.33                      --------------------------------------------
                                    Name:
                                    Title:

                                 BANQUE PARIBAS
TERM COMMITMENT
$11,666,666.67
WORKING CAPITAL COMMITMENT       By
$3,333,333.33                      --------------------------------------------
                                    Name:
                                    Title:

                                 By
                                   --------------------------------------------
                                    Name:
                                    Title:

                                 BANCA COMMERCIALE ITALIANA
                                   NEW YORK
BRANCH
TERM COMMITMENT
$11,666,666.67
WORKING CAPITAL COMMITMENT       By
$3,333,333.33                      --------------------------------------------
                                    Name:
                                    Title:

                                 By
                                   --------------------------------------------
                                    Name:
                                    Title:

                                 THE DAI-ICHI KANGYO BANK,
                                   LTD., NEW YORK BRANCH
TERM COMMITMENT
$11,666,666.67
WORKING CAPITAL COMMITMENT       By
$3,333,333.33                      --------------------------------------------
                                    Name:
                                    Title:

                                 FIRST UNION NATIONAL BANK
                                   OF NORTH CAROLINA
TERM COMMITMENT
$11,666,666.67
WORKING CAPITAL COMMITMENT       By
$3,333,333.33                      --------------------------------------------
                                    Name:
                                    Title:

                                 THE FUJI BANK, LIMITED
TERM COMMITMENT
$11,666,666.67
WORKING CAPITAL COMMITMENT       By
$3,333,333.33                      --------------------------------------------
                                    Name:
                                    Title:

                                 THE NIPPON CREDIT BANK,LTD.
TERM COMMITMENT
$11,666,666.67
WORKING CAPITAL COMMITMENT       By
$3,333,333.33                      --------------------------------------------
                                    Name:
                                    Title:

                                 THE SAKURA BANK, LIMITED
                                   NEW YORK BRANCH
TERM COMMITMENT
$11,666,666.67
WORKING CAPITAL COMMITMENT       By
$3,333,333.33                      --------------------------------------------
                                    Name:
                                    Title:

                                 ISTITUTO BANCARIO SAN
                                   PAOLO DI TORINO SPA
TERM COMMITMENT
$11,666,666.67
WORKING CAPITAL COMMITMENT       By
$3,333,333.33                      --------------------------------------------
                                    Name:
                                    Title:

                                 SUMITOMO BANK LIMITED
                                   NEW YORK BRANCH
TERM COMMITMENT
$11,666,666.67
WORKING CAPITAL COMMITMENT       By
$3,333,333.33                      --------------------------------------------
                                    Name:
                                    Title:

                                 SUMMIT BANK
TERM COMMITMENT
$11,666,666.67
WORKING CAPITAL COMMITMENT       By
$3,333,333.33                      --------------------------------------------
                                    Name:
                                    Title:

                                 WESTDEUTSCHE LANDESBANK
                                   GIROZENTRALE NEW YORK
                                   BRANCH
TERM COMMITMENT
$11,666,666.67
WORKING CAPITAL COMMITMENT      By
$3,333,333.33                     --------------------------------------------
                                    Name:
                                    Title:

                                 By
                                   --------------------------------------------
                                    Name:
                                    Title:

Total Term Commitments
$350,000,000
TOTAL WORKING COMMITMENTS
$100,000,000

                                 MORGAN GUARANTY TRUST
                                   COMPANY OF NEW YORK,
                                   as Agent

                                 By
                                   --------------------------------------------
                                    Name:
                                    Title:
                                    Address: 60 Wall Street
                                    New York, NY 10260
                                    Attention: Michael Leder
                                    Facsimile: 212-648-5018

                                 MORGAN GUARANTY TRUST
                                   COMPANY OF NEW YORK,
                                   as Issuing Bank

                                 By
                                   --------------------------------------------
                                    Name:
                                    Title:
                                    Address: 60 Wall Street
                                    New York, New York 10260
                                    Attention: Michael Leder
                                    Facsimile: 212-648-5018

                                PRICING SCHEDULE

     Each of "Euro-Dollar Margin", "Facility Fee Rate" and "LC Fee Rate" means, for any date, the rates set forth below in the row opposite such term and in the column corresponding to the "Pricing Level" that applies at such date:

---------------------------------------------------------------------------
                    Level I    Level II    Level III    Level IV   Level V
---------------------------------------------------------------------------

Euro-Dollar          .25%        .275%       .35%         .45%      .625%
Margin
---------------------------------------------------------------------------

LC Fee Rate          .25%        .275%       .35%         .45%      .625%
---------------------------------------------------------------------------

Facility Fee         .125%       .15%        .20%         .30%      .375%
Rate
---------------------------------------------------------------------------

     For purposes of this Schedule, the following terms have the following meanings:

     "Level I Pricing" applies at any date after the first anniversary of the Closing Date if the Cash Flow Ratio in effect on such date is equal to or less than 1.5:1.

     "Level II Pricing" applies at any date after the first anniversary of the Closing Date if (i) the Cash Flow Ratio in effect on such date is equal to or less than 2:1 and (ii) Level I Pricing does not apply.

     "Level III Pricing" applies at any date after the first anniversary of the Closing Date if (i) the Cash Flow Ratio in effect on such date is equal to or less than 2.75:1 and (ii) neither Level I Pricing nor Level II Pricing applies.

     "Level IV Pricing" applies at any date (x) on or prior to the first anniversary of the Closing Date, and (y) on any date thereafter if (i) the Cash Flow Ratio in effect on such date is equal to or less than 3.25:1 and
(ii) none of Level I Pricing, Level II Pricing and Level III Pricing applies.

     "Level V Pricing" applies at any date after the first anniversary of the Closing Date if, on such date, no other Pricing Level applies.

     "Pricing Level" refers to the determination of which of Level I, Level II, Level III, Level IV or Level V Pricing applies at any date.

     The Cash Flow Ratio used to determine Pricing Levels after the first anniversary of the Closing Date shall be the Cash Flow Ratio shown in the most recent certificate required to have been delivered pursuant to Section 5.1(i). Each Cash Flow Ratio so determined shall be in effect after the first anniversary of the Closing Date for all Loans made more than five days after such certificate is received by the Agent and less than six days after the next such certificate is delivered to the Agent; provided that if a certificate has not been delivered when required pursuant to Section 5.1(c)(i) and such requirement has not been waived by the Required Banks, Level V Pricing shall apply to all Loans made more than five days after the date by which such certificate was required to have been delivered and less than six days after the next date a required certificate is actually delivered to the Agent.

                                                                     SCHEDULE I

                             TERM LOAN INSTALLMENTS


                 DATE                               PRINCIPAL AMOUNT

                 January 31, 1997                     $10,000,000

                 April 30, 1997                        10,000,000

                 July 31, 1997                         10,000,000

                 October 31, 1997                      10,000,000

                 January 31, 1998                      12,500,000

                 April 30, 1998                        12,500,000

                 July 31, 1998                         12,500,000

                 October 31, 1998                      12,500,000

                 January 31, 1999                      15,000,000

                 April 30, 1999                        15,000,000

                 July 31, 1999                         15,000,000

                 October 31, 1999                      15,000,000

                 January 31, 2000                      15,000,000

                 April 30, 2000                        15,000,000

                 July 31, 2000                         15,000,000

                 October 31, 2000                      15,000,000

                 January 31, 2001                      17,500,000

                 April 30, 2001                        17,500,000

                 July 31, 2001                         17,500,000

                 October 31, 2001                      17,500,000

                 January 31, 2002                      17,500,000

                 April 30, 2002                        17,500,000

                 DATE                               PRINCIPAL AMOUNT

                 July 31, 2002                         17,500,000

                 Termination Date                      17,500,000

                                                                    SCHEDULE II


                              DEBT TO BE REFINANCED


                DESCRIPTION                                    AMOUNT

Credit Agreement dated as of August 3, 1995 and
amended as of October 20, 1995 and March 22, 1996
by and among AEP Industries Inc., the lenders party
thereto, The Chase Manhattan Bank (National
Association), as Administrative Agent and Mellon
Bank, N.A., as Documentation Agent.                         $95,092,045.46

                                                                    EXHIBIT A


                                      NOTE



                                                           New York, New York
                                                         ___________ __, 199_


         For value received, [name of relevant Borrower], a [relevant Borrower's jurisdiction of incorporation] corporation (the "Borrower"), promises to pay to the order of ______________________ (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the maturity date provided for in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Morgan Guaranty Trust Company of New York, 60 Wall Street, New York, New York.

         All Loans made by the Bank, the respective Classes and Types thereof and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This note is one of the Notes referred to in the Credit Agreement dated as of October 11, 1996 among AEP Industries Inc., the Eligible Subsidiaries referred to therein, the banks listed on the signature pages thereof, the Letter of Credit Issuing Banks party thereto and Morgan Guaranty Trust Company of New York, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof. [Pursuant to the provisions of the Credit Agreement, the payment in full of all amounts due in respect of this Note has been unconditionally guaranteed by AEP Industries Inc.]

                              [NAME OF RELEVANT BORROWER]


                              By_____________________________________________
                                Name:
                                Title:

                         LOANS AND PAYMENTS OF PRINCIPAL



_______________________________________________________________________________
                                                   Amount of
        Amount of                                   Principal     Notation Made
Date       Loan     Class of Loan    Type of Loan   Repaid             By
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________
_______________________________________________________________________________

                                                                    EXHIBIT B



                                   OPINION OF
                            COUNSEL FOR THE BORROWER


                                      ________________,  199_


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

         We have acted as counsel for AEP Industries Inc. (the "Company") in connection with the Credit Agreement (the "Credit Agreement") dated as of October 11, 1996 among the Borrower, the Eligible Subsidiaries referred to therein, the banks listed on the signature pages thereof, the Letter of Credit Issuing Banks party thereto and Morgan Guaranty Trust Company of New York, as Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of our client pursuant to Section 3.1(b) of the Credit Agreement.


         In rendering the opinions expressed below, we have examined the following agreements, instruments and other documents:

         (a)  the Credit Agreement and exhibits thereto;

         (b)  the Notes; and

         (c) such records of the Company and such other documents as we have deemed necessary as a basis for the opinions expressed below.

The agreements, instruments and other documents referred to in the foregoing clauses (a) and (b) are collectively referred to as the "Credit Documents."

         In addition, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

         In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies.

         In rendering the opinions expressed below, we have assumed, with respect to all of the documents referred to in this opinion letter, that (except, to the extent set forth in the opinions expressed below, as to the Company):

         (i) such documents have been duly authorized by, have been duly executed and delivered by, and constitute legal, valid, binding and enforceable obligations of, all of the parties to such documents;

         (ii)    all signatories to such documents have been duly authorized;
                 and

         (iii) all of the parties to such documents are duly organized and validly existing and have the power and authority (corporate or other) to execute, deliver and perform such documents.

         As to any facts material to this opinion, we have relied solely upon certificates of public officials, certificates of officers and other representatives of the Company, the documents provided to us by the Company and the representations and warranties made by the parties in the Credit Documents. We have not attempted to verify independently (and, except for reviews of the files of the attorneys in this firm who have been actively involved in this transaction, and for review of the documents provided to us by the Company, have made no independent investigation of) such facts, although we know of no facts which lead us to believe that any portion of our opinion as set forth below is incorrect. There is no assurance that all possible material facts relating to the Company were disclosed to us or that our familiarity with the Company and the business in which it is engaged is such that we have necessarily recognized the materiality of such facts as were disclosed to us. In addition, we have reviewed such matters of law as we have deemed necessary or appropriate to enable us to render this opinion.

         Statements herein as to our knowledge, or to the effect that we have no knowledge, with respect to the existence, non-existence or absence of facts are
                                          2
not intended to signify that we have undertaken an independent investigation except as specifically set forth herein with reference to such facts, and no inference relative thereto should be taken, our knowledge indicating only that we have actual knowledge of such facts, and our lack of knowledge indicating only that no information has come to our attention that would give us actual knowledge of such facts.

         Based upon and subject to the foregoing and subject also to the comments and qualifications set forth below, and having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted the failure to have which could reasonably be expected to have a Material Adverse Effect.

         2. The execution, delivery and performance by the Company of the Credit Agreement and its Notes are within the corporate powers of the Company, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official, except for the filing with the Securities and Exchange Commission of a Current Report on Form 8-K and the filing of appropriate termination statements on Form UCC-3 in connection with the repayment of indebtedness of the Company described on Schedule II to the Credit Agreement, and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or of any agreement (other than the documents governing the indebtedness of the Company described on Schedule II to the Credit Agreement, which is being repaid in full from the proceeds of the Loans), judgment, injunction, order, decree or other instrument of which we have knowledge binding upon the Company or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, except as contemplated by the Credit Agreement with respect to cover for Letter of Credit Liabilities.

         3. The Credit Agreement constitutes a valid and binding agreement of the Company and each Note executed and delivered by the Company constitutes a valid and binding obligation of the Company, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or an action at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

         4. To our knowledge there is no action, suit or proceeding pending against, or threatened against or affecting, the Company before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable probability of any adverse decision which could have a Material Adverse Effect or which in any manner draws into question the validity or enforceability of the Credit Agreement or the Notes.

         The foregoing opinions are subject to the following comments and qualifications:

         (A) The enforceability of Section 11.3(b) of the Credit Agreement (and any similar provisions in any of the other Credit Documents) may be limited by (i) laws rendering unenforceable indemnification contrary to federal or state securities laws and the public policy underlying such laws and (ii) laws limiting the enforceability of provisions exculpating or exempting a party, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves recklessness or unlawful conduct.

         (B) The enforceability of provisions in the Credit Documents to the effect that terms may not be waived or modified except in writing may be limited under certain circumstances.

         (C) We express no opinion as to (i) the effect of the laws of any jurisdiction in which any Bank is located (other than the State of New York) that limit the interest, fees or other charges such Bank may impose and (ii) the second sentence of Section 11.8 of the Credit Agreement, insofar as such sentence may imply that the United States District Court for the Southern District of New York would have subject matter jurisdiction to adjudicate any controversy related to any of the Credit Documents.

         The foregoing opinions are limited to matters involving the federal laws of the United States, the Delaware General Corporation Law and the law of the State of New York, and we do not express any opinion as to the laws of any other jurisdiction.

         At the request of our client, this opinion letter is provided to you by us in our capacity as counsel to the Company and may not be relied upon by any Person (other than any Person that becomes a Bank after the date hereof pursuant to Section 11.6(c) of the Credit Agreement) for any purpose other than in connection with the transactions contemplated by the Credit Agreement without, in each instance, our prior written consent.

         This opinion is effective as of the date hereof and we disclaim any obligation to advise you of any changes subsequent to the date hereof.

                                           Very truly yours,

                                                                       EXHIBIT C


                                   OPINION OF
                     DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                                  FOR THE AGENT



                         ________________,  199_


To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Dear Sirs:

    We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of October 11, 1996 among AEP Industries Inc., a Delaware corporation (the "Company"), the Eligible Subsidiaries referred to therein, the banks listed on the signature pages thereof (the "Banks"), the Letter of Credit Issuing Banks party thereto and Morgan Guaranty Trust Company of New York, as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to
Section 3.1(c) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

    We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

    Upon the basis of the foregoing, we are of the opinion that:

    1. The execution, delivery and performance by the Company of the Credit Agreement and its Notes are within the Company's corporate powers and have been duly authorized by all necessary corporate action.

    2. The Credit Agreement constitutes a valid and binding agreement of the Company and its Notes constitute valid and binding obligations of the Company, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

    We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect.

    This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other Person without our prior written consent.

                                    Very truly yours,

                                                                      EXHIBIT D



                          ASSIGNMENT AND ASSUMPTION AGREEMENT


    AGREEMENT dated as of _________, 19__ among [NAME OF ASSIGNOR] (the "Assignor"), [NAME OF ASSIGNEE] (the "Assignee"), AEP INDUSTRIES INC. (the "Company"), the ISSUING BANK[S] party hereto and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").

                               W I T N E S S E T H

    WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of October 11, 1996 among AEP Industries Inc. (the "Company"), the Eligible Subsidiaries referred to therein, the Assignor and the other Banks party thereto, as Banks, the Letter of Credit Issuing Banks party thereto and the Agent (the "Credit Agreement");

    WHEREAS, as provided under the Credit Agreement, the Assignor has [a Term Commitment to make Term Loans in an aggregate principal amount at any time outstanding not to exceed $__________ and] a Working Capital Commitment to make Working Capital Loans and participate in Letters of Credit in an aggregate principal and face amount at any time outstanding not to exceed $__________;

    WHEREAS, Term Loans made by the Assignor under the Credit Agreement in the aggregate principal amount of $__________, and Working Capital Loans made by the Assignor under the Credit Agreement in the aggregate principal amount of $__________, are outstanding at the date hereof;

    [WHEREAS, Letters of Credit with a total amount available for drawing thereunder of $__________ are outstanding at the date hereof;] and

    WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Term [Commitment thereunder in an amount equal to $__________, [Loans in a

-----------------------------

 *Modify as appropriate if assignment is not of both Tem and Working Capital Loans and Commitments.

principal amount equal to $__________] and in respect of its Working Capital Commitment in an amount equal to $__________ ([collectively,] the "Assigned Amount"), together with a corresponding portion of its outstanding Working Capital Loans and Letter of Credit Liabilities, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

    NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

    SECTION 1. DEFINITIONS. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

    SECTION 2. ASSIGNMENT. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the referenced portion of the principal amount of the Loans made by, and Letter of Credit Liabilities of, the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, [the Company, the Issuing Banks, and the Agent] and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with [a Term Commitment] [Term Loans] and a Working Capital Commitment in an aggregate amount equal to the Assigned Amount, and (ii) the [Term Commitment] [Term Loans] and Working Capital Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

    SECTION 3. PAYMENTS. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.* It is understood that facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing with respect to the Assigned Amount from and

-------------------------------

 * Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion of any upfront fee to be paid by the Assignor to the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

    [SECTION 4. CONSENT OF THE COMPANY, THE AGENT AND THE ISSUING BANKS. This Agreement is conditioned upon the consent of the Company, the Agent and the Issuing Banks pursuant to Section 11.6(c) of the Credit Agreement. The execution of this Agreement by the Company, the Agent and the Issuing Banks is evidence of this consent.]

    SECTION 5. NON-RELIANCE ON ASSIGNOR. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of any Borrower, or the validity and enforceability of the obligations of any Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Company and the other Borrowers.

    SECTION 6. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

    SECTION 7. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.

                          [NAME OF ASSIGNOR]


                          By
                            -----------------------------------
                            Name:
                            Title:


                          [NAME OF ASSIGNEE]


                          By
                            -----------------------------------
                            Name:
                            Title:


                          [AEP INDUSTRIES INC.]


                          By
                            -----------------------------------
                            Name:
                            Title:


                          MORGAN GUARANTY TRUST
                            COMPANY OF NEW YORK,
                            as Agent


                          By
                            -----------------------------------
                            Name:
                            Title:

                          MORGAN GUARANTY TRUST
                            COMPANY OF NEW YORK,
                            as Issuing Bank


                          By
                            -----------------------------------
                            Name:
                            Title:

                          [OTHER ISSUING BANKS]


                          By
                            -----------------------------------
                            Name:
                            Title:]

                                                                       EXHIBIT E

                          FORM OF ELECTION TO PARTICIPATE


                                                              ___________, 19__

MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK, as Agent for the Banks
  named in the Credit Agreement dated as of October 11, 1996 among AEP Industries
  Inc., the Eligible Subsidiaries referred to therein, such Banks and such Agent (the
  "Credit Agreement")

Dear Sirs:

   Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

   The undersigned, [name of Eligible Subsidiary], a [jurisdiction of incorporation] corporation, hereby elects to be an Eligible Subsidiary for purposes of the Credit Agreement, effective from the date hereof until an Election to Terminate shall have been delivered on behalf of the undersigned in accordance with the Credit Agreement. The undersigned confirms that the representations and warranties set forth in Article 9 of the Credit Agreement are true and correct as to the undersigned as of the date hereof, and the undersigned hereby agrees to perform all the obligations of an Eligible Subsidiary under, and to be bound in all respects by the terms of, the Credit Agreement as if the undersigned were a signatory party thereto.

   The address to which all notices to the undersigned under the Credit Agreement should be directed is:

   This instrument shall be construed in accordance with and governed by the laws of the State of New York.

                         Very truly yours,

                         [NAME OF ELIGIBLE SUBSIDIARY]


                         By ___________________________________
                             Title:


   The undersigned hereby confirms that [name of Eligible Subsidiary] is an Eligible Subsidiary for purposes of the Credit Agreement described above.

                         AEP INDUSTRIES INC.


                         By ___________________________________
                             Name:
                             Title:


   Receipt of the above Election to Participate is hereby acknowledged on and as of the date set forth above.

                         MORGAN GUARANTY TRUST
                            COMPANY OF NEW YORK,
                            as Agent


                         By ___________________________________
                             Name:
                             Title:

                                                                      EXHIBIT F


                            FORM OF ELECTION TO TERMINATE



                                                              ___________, 19__



MORGAN GUARANTY TRUST COMPANY
  OF NEW YORK, as Agent for  the Banks
  named in the Credit Agreement dated as of October 11, 1996 among AEP Industries
  Inc. the Eligible Subsidiaries referred to therein, such Banks and such Agent
  (the "Credit Agreement")

Dear Sirs:

   Reference is made to the Credit Agreement described above. Terms not defined herein which are defined in the Credit Agreement shall have for the purposes hereof the meaning provided therein.

   The undersigned, [name of Eligible Subsidiary], a [jurisdiction of incorporation] corporation, hereby elects to terminate its status as an Eligible Subsidiary for purposes of the Credit Agreement, effective as of the date hereof. The undersigned hereby represents and warrants that all principal and interest on all Notes of the undersigned and all other amounts payable by the undersigned pursuant to the Credit Agreement have been paid in full on or prior to the date hereof. Notwithstanding the foregoing, this Election to Terminate shall not affect any obligation of the undersigned under the Credit Agreement or under any Note heretofore incurred.

   This instrument shall be construed in accordance with and governed by the laws of the State of New York.

                         Very truly yours,

                         [NAME OF ELIGIBLE SUBSIDIARY]


                         By ___________________________________
                              Title:


   The undersigned hereby confirms that the status of [name of Eligible Subsidiary] as an Eligible Subsidiary for purposes of the Credit Agreement described above is terminated as of the date hereof.


                         AEP INDUSTRIES INC.


                         By ___________________________________
                             Name:
                             Title:


   Receipt of the above Election to Terminate is hereby acknowledged on and as of the date set forth above.

                         MORGAN GUARANTY TRUST
                            COMPANY OF NEW YORK,
                            as Agent


                         By ___________________________________
                             Name:
                             Title:

                                                                      EXHIBIT G



                                   OPINION OF
                            COUNSEL FOR THE BORROWER
                      (BORROWINGS BY ELIGIBLE SUBSIDIARIES)



                                                          [Dated as provided
                                                          in Section 3.3 of
                                                          the Credit Agreement]

To the Banks and the Agent
  Referred to Below
c/o Morgan Guaranty Trust Company
  of New York, as Agent
60 Wall Street
New York, New York  10260

Ladies and Gentlemen:

   I am counsel to [name of Eligible Subsidiary], a [jurisdiction of incorporation] corporation (the "Borrower"), and give this opinion pursuant to
Section 3.3(b) of the Credit Agreement (the "Credit Agreement") dated as of October 11, 1996 among AEP Industries Inc. (the "Company"), the Eligible Subsidiaries referred to therein, the banks listed on the signature pages thereof and Morgan Guaranty Trust Company of New York, as Agent. Terms defined in the Credit Agreement are used herein as therein defined.

   I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

   Upon the basis of the foregoing, I am of the opinion that:

   1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of [jurisdiction of incorporation], and is a wholly-owned Consolidated Subsidiary.

   2. The execution and delivery by the Borrower of its Election to Participate and its Notes and the performance by the Borrower of the Credit Agreement and its Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not (i) contravene any provision of its certificate of incorporation or by-laws, (ii) contravene, or constitute a default under, any provision of applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument known to me binding upon the Borrower or the Company or any of its Subsidiaries the consequences of which contravention or default, singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except as contemplated by the Credit Agreement with respect to cover for Letter of Credit Liabilities.

   3. The Credit Agreement constitutes a valid and binding agreement of the Borrower and each of its Notes constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or an action at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing.

   4. Except as disclosed in the Borrower's Election to Participate, there is no income, stamp or other tax of [jurisdiction of incorporation and, if different, principal place of business], or any taxing authority thereof or therein, imposed by or in the nature of withholding or otherwise, which is imposed on any payment to be made by the Borrower pursuant to the Credit Agreement or its Notes, or is imposed on or by virtue of the execution, delivery or enforcement of its Election to Participate or of its Notes.


                                       Very truly yours,




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